                                                                   EXHIBIT 10.13

                                   COAL LEASE

                                     between

                          M-B PARTNERS, LTD., as Lessor

                                       and

                     ANR COAL DEVELOPMENT COMPANY, as Lessee

                             Dated: October 14, 1977

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
SECTION ONE
      Granting Clause                                                                       1

SECTION TWO
      Exceptions                                                                            4

SECTION THREE
      Warranty                                                                              6

SECTION FOUR
      Term                                                                                  8

SECTION FIVE
      Wheelage                                                                              9

SECTION SIX
      Royalty                                                                              11

SECTION SEVEN
      Minimum Royalty                                                                      13

SECTION EIGHT
      Weight of Coal Mined                                                                 15

SECTION NINE
      Timber                                                                               18

SECTION TEN
      Reports                                                                              18

SECTION ELEVEN
      Taxes                                                                                19

SECTION TWELVE
      Plan for Mine Development                                                            20

SECTION THIRTEEN
      Engineer                                                                             22

SECTION FOURTEEN
      Maps and Records                                                                     22

SECTION FIFTEEN
      Inspection                                                                           24

SECTION SIXTEEN
      Records                                                                              24

                                                                                          Page
                                                                                          ----
SECTION SEVENTEEN
      Proper Workings                                                                      25

SECTION EIGHTEEN
      Reclamation                                                                          27

SECTION NINETEEN
      Liability of Lessee, Insurance                                                       27

SECTION TWENTY
      Condemnation                                                                         29

SECTION TWENTY-ONE
      Assignments                                                                          29

SECTION TWENTY-TWO
      Bankruptcy, Mortgages, Subleases                                                     30

SECTION TWENTY-THREE
      Default                                                                              32

SECTION TWENTY-FOUR
      Force Majeure                                                                        33

SECTION TWENTY-FIVE
      Lessor's Rights not Waived                                                           35

SECTION TWENTY-SIX
      Arbitration                                                                          35

SECTION TWENTY-SEVEN
      Financial Statements                                                                 36

SECTION TWENTY-EIGHT
      Modifications                                                                        36

SECTION TWENTY-NINE
      Notices                                                                              36

SECTION THIRTY
      Successors and Assigns                                                               37

            THIS AGREEMENT AND LEASE, executed in duplicate, made as of the 14th day of October, 1977, by and between M-B PARTNERS, LTD., a limited partnership under the laws of the State of West Virginia, party of the first part, hereinafter referred to as Lessor, and ANR COAL DEVELOPMENT COMPANY, a Delaware corporation, party of the second part, hereinafter referred to as Lessee.

                                   WITNESSETH:

                                   SECTION ONE

                                GRANTING CLAUSE:

Section 1.1 For and in consideration of One Dollar ($1.00) cash in hand paid by each party to the other, receipt of which is hereby acknowledged, and of the premises, and of the rentals and royalties, covenants, and agreements hereinafter set forth, by and on the part of Lessee to be paid, kept and performed, said Lessor does hereby demise, lease and let unto said Lessee, all of the mineable and merchantable coal in and underlying those certain lands containing approximately 9,526 acres situated in the Counties of Webster, Nicholas and Braxton, State of West Virginia, together with the overlying surface, where owned, and some areas of surface only, all as described in Exhibit A attached hereto and made a part hereof, to which reference is here made and which constitute all lands and interests in lands owned by the Lessor in Webster, Nicholas and Braxton Counties, together with any other lands and interests in lands owned by Lessor in said Counties not described in Exhibit A;

            AND, with respect to those tracts described in Exhibit A as to which Lessor does not own the surface ("Coal Only Tracts"), this Lease is made together with all those mining rights and privileges which Lessor owns;

            AND, with respect to all tracts other than Coal Only Tracts described in Exhibit A, this Lease is made together with the right to deep mine and strip mine and/or with Lessor's consent, which shall not be unreasonably withheld, to auger drill, or otherwise to develop and work and process for market said coal in and underlying said coal properties and other coal now owned or hereafter acquired by Lessor, its successors and assigns, by any method or machinery now or here-after employed, including the free and uninterrupted right and right-of-way into, upon, over, across, under and through the said land at such points and in such manner as may be convenient or necessary for the purpose of all operations in connection therewith and in the horizons of said coal seams and in the strata above or below the same and other coal now owned or hereafter acquired by Lessee, its successors or assigns, including but not limited to the transportation of coal, refuse, personnel, supplies, and equipment, and the right to explore, test drill, mine, drain, ventilate, store, transport, and carry away said coal and other material and other coal and materials now owned or which may be hereafter acquired by Lessee, its successors or assigns, and to erect and maintain on the premises such buildings, shafts, coal cleaning plants, tipples, engines, machinery, appliances, devices, wells, roadways, tracks, power lines, pipelines, communication lines and all other structures and improvements necessary or convenient to said operations; and without being required to leave or provide subjacent or lateral support for the overlying strata or surface or anything therein, thereon, or thereunder, including structures or improvements now or hereafter erected thereon; and in connection with strip mining, auger mining, excavation, or similar mining methods, the right and privilege to excavate, drill, remove, drain, and displace any or all of the earth, rock or other strata or materials and the water in, upon, or about said coal and said other coal and the horizons thereof; to dump or deposit refuse resulting from Lessee's mining operations on and off the Leased Premises; and

Lessor, for itself, successors, and assigns, for the consideration aforesaid, does hereby covenant to waive and release all surface damages and damages of any sort howsoever caused arising from the removal of, and all operations in connection with said coal and materials and said coal or the horizons thereof, by Lessee, its successors and assigns, or arising from any physical conditions now present or which may hereafter develop in, about and/or above the same (except such damages as may arise from Lessee's breach of the covenants of Lessee herein contained, or which may arise by reason of governmental action, or third party action, against either Lessor or Lessee herein, or against both Lessor and Lessee); and if in connection with coal mining operations hereunder, other mineable and merchantable substances or minerals are removed from the area of said coal seams or the horizons thereof, Lessor hereby leases the same to Lessee, its successors and assigns, for such reasonable consideration as the parties may then agree upon.

Section 1.2 All of the lands, coal and mining rights hereinabove, granted are hereinafter referred to as the "Leased Premises."

Section 1.3 Lessor covenants and agrees that the right of Lessee, its successors and assigns to haul or otherwise transport coal and coal products, whether or not mined on the Leased Premises, over, under, through, upon and across the Leased Premises shall be without additional consideration to Lessor, except as provided in Section 5.1 herein, and shall be exclusive during the term hereof and any extensions thereof, including the right of Lessee to grant and convey from time to time to any railroad company, so much of the surface of said Leased Premises as may be required by said railroad for right-of-way or other railroad purposes.

                                   SECTION TWO

                                   EXCEPTIONS:

Section 2.1 (a) This Lease is made under and subject to:

                  (1) the exceptions and reservations in Lessor's documents of title; and

                  (2)   to all existing rights-of-way over said lands.

            (b) Further, Lessor does except and reserve unto Lessor and Lessor's successors and assigns:

                  (1) The entire ownership and control of the Leased Premises for all purposes except those herein expressly granted to Lessee, including the right to use, lease, sell and otherwise dispose of the Leased Premises, subject to the terms and conditions of this Lease and the rights of Lessee in the Leased Premises;

                  (2) All natural gas, petroleum, oil and minerals (other than coal) in and upon the Leased Premises and also all timber, stone, sand, common clay, fire clay, and other products of said lands not specifically granted to the Lessee, except natural gas which escapes as a result of Lessee's coal mining operations and other reserved materials mined and transported out of the mine with the coal;

                  (3) The right to carry on in and upon the Leased Premises such operations as Lessor may deem proper or convenient for or in connection with the discovery, extraction, cultivation, preparation, utilization, removal, and sale of any and all the materials and products herein reserved to Lessor;

                  (4) The right to drain water not required by Lessee in its mining operations; to transmit electrical energy and other power; to non-exclusively transport any materials other than coal and its products whether from the Leased Premises or any other lands, over, across, or through the Leased Premises; make excavations, sink or bore slopes, shafts, drifts, tunnels and wells; erect buildings, structures, machinery and improvements, construct ditches, transmission and transportation over, across, or through the Leased Premises; select and grant rights-of-way therefor, with full and free rights of ingress, egress and regress as may be necessary or convenient in the proper development of the same or other lands or in the proper exercise of the rights hereby reserved;

                  (5) The non-exclusive right to grant and convey from time to time to any railroad company, so much of the Leased Premises as may be required by said railroad for rights-of-way or other railroad purposes;

                  (6) All other rights in respect to the Leased Premises which are not expressly granted to the Lessee.

Section 2.2 Lessor and Lessee expressly agree that all rights reserved to the Lessor are to be exercised so as not unreasonably to interfere with the coal mining operations which are to be carried on by the Lessee hereunder. Lessor recognizes that the leasehold and rights demised to Lessee constitute the dominate estate in such lands. If Lessor shall hereafter voluntarily let or exercise any right to construct or maintain power lines, railroads or pipelines or similar facilities on the Leased Premises, Lessor will make provision for submitting to and obtaining the approval of Lessee, which shall not be unreasonably withheld, of the proposed location of any wells, slopes, shafts, drifts or tunnels, pipeline, power line, railroad or other facility before construction of such facilities commences and will make reasonable effort for the one-time moving of such facilities installed in the future.

                                  SECTION THREE

                                    WARRANTY:

Section 3.1 Subject to the exceptions and reservations contained in Section Two, Lessor warrants that it has title to the coal and that it has the lawful right to make this Lease and to grant the rights hereunder granted to the Lessee and that there are no other leases upon or rights against the Leased Premises inconsistent with this Lease, with the exception of those of record, and except as hereinafter provided. No representation is made by Lessor as to exact acreage or location of boundary lines.

Section 3.2 If Lessee determines that title to any tract or tracts of coal or mining rights is not good and marketable or that the mining rights are insufficient, then Lessee shall not be required to mine the coal under such tract or tracts unless Lessor perfects the title or obtains sufficient mining rights. If Lessor does not perfect the title or obtain sufficient mining rights, then Lessee shall have the right to perfect the title or obtain sufficient mining rights. Where Lessee exercises its right to perfect the title or obtain sufficient mining rights, Lessor shall reimburse Lessee for its reasonable out-of-pocket costs incurred therefor provided that Lessor has given its prior approval and concurrence to the reasonableness of such costs and such approval and concurrence shall not be unreasonably withheld. If Lessor does not reimburse Lessee for such costs, Lessee may apply royalties or payments otherwise payable to Lessor hereunder towards satisfaction of its claim for such reimbursement. If Lessor's interest in the coal and mining rights in the Leased Premises is less than 95% of the entire estate therein, then the minimum royalty payments shall be reduced in the proportion that such interest of the Lessor is less than 95% of the entire estate in the coal and mining rights in the Leased Premises. Provided, however, that if Lessee should determine within nine (9) months after the execution of this Lease that Lessor's interest in such coal and mining rights is less than 70% of the entire estate and that it would therefore be uneconomic for Lessee to mine the coal, then Lessee shall have the right to terminate this Lease.

Section 3.3 Whenever Lessor and/or Lessee find it is desirable and possible to exchange coal lands for the purpose of straightening the boundaries of the Leased Premises, or otherwise improving the Leased Premises, Lessor and/or Lessee agree to consider the release from this Lease such part of the Leased Premises as is necessary to such exchange and to accept in lieu thereof coal lands acquired by such exchange but only to the extent that the recoverable coal acreage thereby acquired by Lessee shall equal in amount and quality and mineability the recoverable coal acreage released by Lessee.

Section 3.4 Lessor agrees that Lessee, after thirty (30) days written notice to Lessor, at its option, may discharge any valid and/or uncontested unsatisfied tax, mortgage, other lien or encumbrance suffered or permitted upon or against the Leased Premises. In that event, Lessee shall be subrogated to such lien, and have the right to enforce same, and may apply royalties or payments accruing to Lessor hereunder towards satisfying same.

Section 3.5 The provisions hereof shall extend to the successors and assigns of the parties; but no change in division of the ownership of the land or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee. No such change or division in the ownership of the land or royalties shall be binding upon Lessee for any purpose until such person acquiring any interest has furnished Lessee with an instrument or instruments or certified copies thereof constituting such person's chain of title from the original Lessor. So long as any lands herein described are subject to mineral deed, lease, or other instrument entitling other persons to mine the Leased Premises for coal or to claim such right or in the event of dispute or litigation as to title or as to royalties or other payment, such royalties or other payments may be held in escrow by Lessee, with interest thereon to accrue to Lessor, until such lease, mineral deed, or other instrument has been released or cancelled as to the Leased Premises or until such dispute or litigation is finally terminated. Any sums, plus interest, so held in escrow by Lessee shall be deemed payment of royalties or other sum due hereunder.

Section 3.6 When this Lease terminates, Lessor shall have the option subject to the superior right of the property owner and/or existing leases, if any, (other than Lessee and its affiliates) to buy the mine openings suitable for use in removing coal from Lessor's premises whether or not such openings are continguous to Lessor's boundary lines. If Lessor exercises such option, then Lessor shall (1) assume all responsibility and liability for operations associated with such mine openings and (2) for closing such mine openings in accordance with applicable law. Lessee shall have no further obligation, responsibility or indemnification requirement with respect thereto.

                                  SECTION FOUR

                                      TERM:

Section 4.1 Lessee shall have and hold said Leased Premises (subject to provisions relating to termination hereinafter set forth);

            (a) Until all of the mineable and merchantable coal has been mined, removed and shipped from the Leased Premises.

            (b) Provided, however, that if neither deep mining nor surface mining has commenced before the end of the fifth (5th) year of the Lease term, Lessor shall have the right to terminate this Lease at the end of such fifth
(5th) year by giving written notice to Lessee within ninety (90) days prior to the end of the fifth (5th) year or at the end of any subsequent five year period thereafter for up to twenty years; and if mining has not commenced before the end of the twentieth (20th) year of the Lease term, Lessor and Lessee shall each have the right to terminate this Lease at the end of such twentieth (20th) year, or at the end of any year thereafter in which mining has not commenced, by giving written notice to the other party not less than ninety (90) days prior to the end of the twentieth (20th) year or any year thereafter.

            (c) Any termination under the provisions of this Section Four shall not relieve Lessee of its covenant to Lessor to complete any reclamation work required by law or contract, and Lessee shall have the right to continue to enter the premises for such purposes. Lessee shall be permitted for a period of two years following the termination of the Lease to remove any improvements, structures, fixtures, machinery, equipment, and supplies or other property of Lessee from the Leased Premises. Subject to the prior rights of third parties pursuant to transactions contemplated by Section Twenty One, any of such property remaining on the Leased Premises after such two year period shall become the property of Lessor, unless Lessor would suffer an economic loss thereby, in which event Lessor shall have the right to require Lessee to remove such property. Should Lessee elect to sell any of such property upon termination of this Lease, Lessor shall have the right of first refusal to buy all but not part of such property, but such right shall be subject to the prior rights of affiliates of Lessee or of third persons pursuant to contracts entered into prior to such termination. As to any right of first refusal hereunder, Lessor's election to purchase must be made within ninety (90) days after Lessee shall have given written notice to Lessor of the terms of any other bona fide offer to purchase.

                                  SECTION FIVE

                                    WHEELAGE:

Section 5.1 Lessee shall also have the right (insofar as Lessor has such right) to use the Leased Premises to mine and market coal from other lands, including, without limitation, the rights to haul coal, equipment, supplies, employees, and refuse and to process, clean, store and ship coal and store refuse thereon from other lands. There shall be no additional rent or royalty with respect to the coal mined from lands other than the Leased Premises which is hauled over, through or under the Leased Premises so long as the tonnage of coal which is mined and hauled from such other lands in any calendar year does not exceed the tonnage of coal which is mined from the Leased Premises in such calendar year. If in any calendar year Lessee hauls over, through or under the Leased Premises an amount of coal from other lands which is in excess of the tonnage mined from the Leased Premises, Lessee shall pay a wheelage royalty for such excess coal at the rate of three cents ($0.03) per ton or one half of one percent (1/2 of 1%) of Gross Sales price per ton, whichever is higher, for each ton of such excess coal (adjusted for unmerchantable material to be rejected in preparation for market). Such additional rent or royalty, if any, shall be due and payable on or before February 25 of each year for the preceeding calendar year.

Section 5.2 Lessee shall also have the right to use the stone on the Leased Premises for road building purposes and other similar uses; but if any stone from the Leased Premises is used off the premises, Lessee shall pay to Lessor for such stone the highest prevailing market price for similar stone in place in similar circumstances in Nicholas, Braxton and Webster Counties. Any such payments shall be made monthly on the 25th day of the following month in which any stone shall have been used off the Leased Premises.

Section 5.3 Within six and one half (6-1/2) years after the execution date of this document, Lessee shall complete on or near the Leased Premises the construction of process facilities, including, but not limited to, a washing and cleaning plant and tipple. Such facilities shall have the capacity to prepare not less than 1,000,000 tons of clean coal annually. If such plant construction is not completed as set forth above, then Lessor shall have the option to terminate this Lease by giving written notice to Lessee within ninety (90) days after the end of such six and one half (6-1/2) years.

Section 5.4 Lessee shall utilize cleaning plants or washers so as to better prepare for market the coal mined and removed from the Leased Premises, and Lessor agrees that no tonnage royalties shall be paid upon the refuse of such plants unless such refuse is sold by Lessee.

Section 5.5 Lessee shall operate said cleaning or washing plants in an efficient and workmanlike manner so as to minimize refuse and produce the greatest possible quantity of merchantable coal commensurate with obtaining a profitable product.

                                   SECTION SIX

                                    ROYALTY:

Section 6.1 As consideration for all the mineable and merchantable coal, mining rights and privileges herein leased, Lessee shall pay to Lessor for each and every net ton of 2,000 pounds of coal which is mined and removed from said Leased Premises and which is shipped, sold or used on said Leased Premises by the Lessee, a tonnage royalty of the greater of either (a) One Dollar ($1.00) per net ton, or, (b) an amount per net ton computed by using the following percentage royalty rates: (i) Seven percent (7%) of the Gross Sales price of all coal mined and removed by deep (or underground) mining methods; (ii) Eight percent (8%) of the Gross Sales price of all coal mined and removed by surface mining methods, or auger mining methods, from land where Lessor owns the coal and the surface, i.e., fee ownership; and (iii) Six percent (6%) of the Gross Sales price of coal surface or auger mined from Coal Only Tracts. Such Tonnage Royalties shall be hereinafter referred to as "Tonnage Royalties." For purposes of this Lease, "Gross Sales" shall be construed as the average gross sales price per ton f.o.b. railroad car or truck at the mine of all coal sold and shipped in each month, without deduction for transportation cost to the loading point, sales commissions, or any other charges whatsoever.

Section 6.2 The Tonnage Royalty as set forth above, shall be computed by multiplying (a) the applicable percentage rate by (b) the Gross Sales price received by Lessee for the coal mined and removed from the Leased Premises which is shipped, sold or used during the preceding calendar month without deductions for any sales commissions by (c) the number of tons mined and removed during such month. Provided, however, that no Tonnage Royalty shall be computed for coal used by Lessee for thermal drying so long as that the amount of coal so used shall not exceed 1.5% of the amount of coal which is sold by Lessee. The Tonnage Royalty provided for herein shall be paid monthly by Lessee on or before the 25th day of each month for the coal mined, removed and sold, shipped or used in the preceding month.

Section 6.3 If Lessee sells any coal which is mined from the Leased Premises (a) to an affiliated or subsidiary company or (b) in a transaction which is not at arms' length, then the price of such coal to be used in computing Gross Sales shall be the current reasonable market value of similar coal sold to non-affiliated purchasers under terms and conditions similar to the sale to the affiliate.

Section 6.4 If Lessee should enter into a fixed price contract or an agreement for the sale of coal produced hereunder with a duration (or term) of more than 3 years, which does not provide for price increases, then royalties paid to Lessors for coal sold under any such contract or agreement shall be determined monthly as such coal is sold by computing 6%, 7% or 8%, as the case may be, of the sales price of such contract as adjusted by the percentage of change in the U. S. Dept. of Labor Consumer Price Index as of month of sale against the index level existing as of the execution date of such contract or agreement.

Section 6.5 If any substandard material containing some coal but having an abnormal percentage of refuse shall be sold and shipped from the Leased Premises, the royalty shall be computed in the same manner as that provided for stone in Section 5.2 hereof.

Section 6.6 Sales of coal in non-cash transactions will be priced under the provisions of Section 6.3 herein.

                                  SECTION SEVEN

                                MINIMUM ROYALTY:

Section 7.1 The Lessee shall pay to the Lessor as a Minimum Royalty hereunder the sum of Two Hundred Forty-Seven Thousand Six Hundred and Seventy-Six ($247,676.00) Dollars per year for each year of the Lease term ("Minimum Royalty"). The first quarterly payment of this annual Minimum Royalty shall total Sixty-One Thousand Nine Hundred and Nineteen ($61,919.00) Dollars, and shall be paid at and upon the signing and execution of this Lease. Thereafter, one-fourth of the yearly Minimum Royalty shall be paid in a quarterly installment on or before the 25th day of the month following the end of the quarter lease year, whether or not any coal was mined during the said quarter year. Any Minimum Royalty payment for the quarter year shall be reduced by the amount of any Tonnage Royalty paid during such quarter year.

Section 7.2 In any year of the lease term, and as of the first day of such year, if a hypothetical Tonnage Royalty computed on the basis of 5% of the Gross Sales Price that would be paid for 137,500 tons of coal in the Counties of Webster, Nicholas and Braxton which is similar in quality to Lessor's coal is greater than the Minimum Royalty specified in
Section 7.1, then for that year Lessee shall pay Lessor such greater sum in lieu of the Minimum Royalty. In such case, such hypothetical Tonnage Royalty shall take the place of Minimum Royalty for the year.

Section 7.3 Any Minimum Royalty paid in excess of the Tonnage Royalty for any lease year may be recaptured and recouped by Lessee in any one or more of the next subsequent ten (10) years, but not thereafter, by credit on a dollar for dollar basis, to the extent that Tonnage Royalty due for coal mined is in excess of the annual Minimum Royalty payment for such year or years, as specified herein. No payment of Tonnage Royalty hereinabove specified in excess of Minimum Royalty for any lease year shall be credited against a deficiency in any subsequent lease year.

Section 7.4 When Lessee has mined all mineable and merchantable coal as herein defined from the Leased Premises and paid therefor as herein specified, this Lease shall terminate.

Section 7.5 After Lessee has mined (or paid for by unrecaptured Minimum Royalty payments) all of the mineable and merchantable coal on the Leased Premises, if Lessee desires to utilize the said Leased Premises for the purpose of mining and transporting coal from other lands, Lessee may extend this Lease for an additional term of twenty (20) years, with no Minimum Royalty, terminable by Lessee on ninety (90) days notice. During such extension, Lessee shall (1) pay taxes for the benefit of Lessor, as provided in Section Eleven, (2) continue to indemnify Lessor and provide insurance as provided in this instrument, and (3) pay wheelage to Lessor as provided in Section 5.1 hereof.

Section 7.6 If and when Lessee shall have paid Minimum Royalties (to the extent the same have not been credited against Tonnage Royalties) equal to the minimum Tonnage Royalty

($1.00 per ton) which would be due on mineable and merchantable coal then estimated to be remaining unmined and in place, then Lessee shall have the right to discontinue payment of any further Minimum Royalty until Lessee has mined and removed coal tonnage equal to such tonnage estimated to be remaining unmined and in place, on which Lessee shall pay Tonnage Royalty (less the $1.00 minimum Tonnage Royalty per ton) at the rate specified herein. Lessee shall give notice of Lessee's determination that no further royalty is due hereunder accompanied by appropriate maps and data and the opinion of an independent mining engineer supporting such determination, not less than ninety (90) days prior to the date when the next Minimum Royalty payment would otherwise be due.

Section 7.7 For purposes of this Lease, "mineable and merchantable coal" shall mean coal which when reached in the course of Lessee's normal operations can be mined, prepared and sold at a reasonable profit by competent operators utilizing mining methods and practices as found in comparable operations in Central and Southern West Virginia as the Leased Premises is developed for mining and by application of generally accepted accounting principles.

                                  SECTION EIGHT

                              WEIGHT OF COAL MINED:

Section 8.1 The quantity of coal on which Tonnage Royalty is payable if shipped by rail shall be determined by weighing upon the nearest official railroad scales in transit to market, or by belt scales, certified as to accuracy by the State of West Virginia as provided by law, or by truck scales certified as to accuracy by the State of West Virginia as provided by law, adjusted for reject material if weighed before preparation, by percentage of reject established by sampling or other methods as agreed upon in writing by Lessor and Lessee.

Section 8.2 Lessee shall have the right to commingle coal mined from the Leased Premises with other coals, and in such event the Lessee shall adopt and use after receipt of written approval of Lesser such method of ascertainment and apportionment by weights, reasonably satisfactory to Lessor, as will provide for an accurate determination of the number of tons of coal for which payment is due to Lessor. If necessary, Lessee shall adopt and use such method of ascertainment of unmerchantable material, which will be rejected in preparation, and apportionment of weights, in accordance with generally accepted practice, as will provide for an accurate determination of the number of tons of coal from the Leased Premises for which Tonnage Royalty is due to Lessor.

Section 8.3 Railroad weights, when truly weighed shall be accepted as proof of weight, subject to correction for any error at any time found therein, and the statements herein provided to be furnished by Lessee shall show the quantity of coal mined and shipped according to such railroad weights. When actual weights are absolutely not available, then estimates used for payment of rail freight shall be accepted as proof of weight.

Section 8.4 Where it is necessary in shipping said coal by railroad to load the same over a tipple or tipples over which other coal is loaded, thereby mixing the coal from the Leased Premises with other coal, Lessee agrees to keep a strict account of the number of mine cars, trucks or other vehicles and the weight of coal therein going from the Leased Premises, with the weight of such cars, trucks or other vehicles, as well as a strict account of the number of mine cars, trucks or other vehicles from other premises dumped over the same tipple or tipples, together with the weight of such cars, trucks and vehicles, all in such manner that the quantity of coal mined from the Leased Premises may be ascertained at all times and the statements herein required to be furnished by Lessee shall show the quantity of coal mined and shipped according to such mine cars, trucks, vehicles and weights.

Section 8.5 If, in the development of its integrated mining operation on the Leased Premises and on other lands, Lessee uses a belt conveyor system of transporting coal which results in Lessor's coal being commingled with other coal before it is weighed, or if the weight of coal in stockpile must be determined so that it is impracticable for Lessee to comply with Subsection 8.4 above, Lessee shall calculate by cubic measurement the weight of coal mined from the Leased Premises and the coal mined from other lands each month which, when adjusted for the weight of unmerchantable material which will be rejected during preparation and reconciled to the railroad weights of all coal mined and shipped from the Leased Premises and other lands, will result in an accurate accounting for the clean coal weight of all coal mined from the Leased Premises.

Section 8.6 The statements herein provided to be furnished Lessor shall in such case show:

            (a) The total railroad or other scale weights of coal shipped from Lessee's integrated operation;

            (b) The calculation of the weight of coal mined from (x) the Leased Premises and (y) other lands, based upon cubic measurement;

            (c) The adjustment made for unmerchantable material contained in coal mined from (x) the Leased Premises and (y) from other lands.

Section 8.7 The weight of coal shipped by unit train shall be determined in accordance with estimates of weights or such other method which is satisfactory to the then customer and in accord with industry practice.

Section 8.8 Lessor shall have the right at any time, at its option and expense, to place and keep an inspector or other representative at any tipple operated by Lessee.

                                  SECTION NINE

                                     TIMBER:

Section 9.1 The Lessee shall notify the Lessor at least 180 days in advance during each of the first three years of this Lease, and thereafter one year prior to the time it intends to surface mine any certain area on the Leased Premises, where surface is owned by Lessor, in order for the Lessor to cut and remove the timber. If the Lessor does not cut and remove the timber within said period, then the Lessee shall have the right to surface mine the area and cut, remove, destroy or otherwise dispose of such timber without further liability or responsibility to the Lessor with regard to such timber for payment or otherwise.

                                   SECTION TEN

                                    REPORTS:

Section 10.1 With each monthly settlement of royalty, the Lessee shall make a detailed report, certified by Lessee, of the tonnage covered by the payment and the average gross sales price per ton received therefor. The details of each report shall include the information specified in Section Eight and other pertinent sections of this document.

                                 SECTION ELEVEN

                                     TAXES:

Section 11.1 Lessee shall pay all taxes (including any severance taxes) that have been or may be imposed on the Leased Premises by the State of West Virginia or any of its political subdivisions or by the United States of America; and shall pay all taxes, levies, assessments, and other charges imposed by the State of West Virginia or any of its political subdivisions, or by the United States of America upon the leasehold estate hereby created, upon all plant and equipment and improvements of Lessee thereon, and upon coal mined and produced from the Leased Premises by the Lessee, so that Lessor shall be entirely relieved from such charges. If any payment on account of any or all of the above shall be made by Lessor, the same shall be repaid by Lessee unto Lessor upon statement and demand. Nothing in this paragraph shall require Lessee to pay any so-called income, excise, privilege or profit taxes levied or assessed upon or measured by the income of Lessor; nor shall Lessee be obligated to pay taxes on interests or estates in Lessor's said lands which are outstanding in persons other than Lessee; nor shall Lessee be obligated to pay taxes on any plant, equipment and improvements now or hereafter placed on the lands included in the Leased Premises which are not leased to Lessee under this Lease where such plant, equipment and improvements are owned by persons other than the Lessee, taxes on oil or gas or minerals (other than coal), nor taxes on additional valuations of such lands resulting from the discovery of oil or gas or minerals other than coal. Lessee shall furnish Lessor copies of paid tax receipts within 45 days after payment.

Section 11.2 In case the Lessee shall fail to pay any of the taxes, duties, charges or assessments herein provided to be paid by it as and when the same become due and payable, the Lessor shall have the right upon 30 days written notice to the Lessee to pay the same or any of them if the Lessor shall deem such payment necessary or proper for the protection of its interests; and in case of such payment by the Lessor the Lessee shall forthwith be liable to repay to the Lessor the amount thereof with interest, computed at eight (8%) percent per annum, together with any reasonable expense incurred by the Lessor in connection therewith, and the amount shown in the tax bills so paid by the Lessor shall be conclusive upon the Lessee as to the amount of such taxes payable by it and shall be treated in law and equity as money paid by special request of the Lessee for its account. Provided, however, that Lessee reserves the right to appeal or protest any ruling, regulation, order or other determination; and if in so doing, Lessee elects not to pay taxes, duties, charges or assessments, Lessor will be precluded from paying same pending final determination of Lessee's appeal or protest.

                                 SECTION TWELVE

                           PLAN FOR MINE DEVELOPMENT:

Section 12.1 Lessee shall work and mine the coal in accordance with general and detailed plans of mining and description thereof, pursuant to the provisions of this Lease, which plans and description shall be prepared by Lessee and submitted to Lessor who shall act upon the same with reasonable diligence. Said plan or plans shall not be put in operation unless and until the same has been approved in writing by Lessor, who shall not unreasonably refuse approval. No change in, or modification of, or departure from any plan so approved, shall be made in the development or operation of the mine except as requested by Lessee, and approved in writing by Lessor, or as requested by Lessor and approved in writing by Lessee; any such request from either Lessor or Lessee is to be accompanied by plans illustrating such change, modification or departure. Any plans requiring the approval of the Lessor not approved or disapproved within 40 days after delivery of the plans to Lessor, shall be considered as approved. If Lessee shall encounter adverse mining conditions which in its opinion require prompt, immediate action in order to protect its mining operations hereunder and the coal of the Lessor, it shall have the right to take such action as it shall deem prudent under the circumstances and advise the Lessor immediately in writing of the action taken.

Section 12.2 Lessee shall consult with Lessor with respect to the location of all dumps for, and the manner of disposal of, waste material of whatever nature and shall give due consideration to the property rights and interests excepted and reserved to Lessor hereunder.

Section 12.3 Lessee shall use its best efforts to fully obey and comply with all applicable laws of the United States of America and of the State in which mining operations take place, and with all rules, regulations, orders and ordinances of any political subdivision, bureau, or department thereof, relating to Lessee's use and occupancy of the Leased Premises or the condition thereof; and the mining of said coal and any and all conditions, activities, or operations relating thereto, including all such laws, rules, regulations, orders and ordinances now in effect or made, enacted or issued during the term hereof, to the end that Lessor shall be under no responsibility or liability therefor; provided, however, that Lessee reserves the right to appeal from any ruling, regulations, order or other determination and to carry on its operations in accordance with its interpretation of the same pending final determination -- in which event Lessee agrees to indemnify and hold harmless Lessor from any loss, liability, civil or monetary, criminal penalty, or expense resulting from an adverse determination. Lessee shall have the right to drive entries and air courses across the outside boundaries of the Leased Premises where Lessee has the right to mine in the adjacent land and Lessor hereby expressly waives all duties, statutory or otherwise, on the part of Lessee to maintain a barrier pillar in the coal in each or either side of the outside boundary line of the Leased Premises, where Lessee has the right to mine the adjacent coal and obtain a similar waiver with respect to such barrier pillar from the owner of such adjacent coal.

Section 12.4 No auger mining shall be undertaken unless specific written consent to do so is obtained by Lessee from Lessor for each work area. Such consent shall not be unreasonably withheld by Lessor.

                                SECTION THIRTEEN

                                    ENGINEER:

Section 13.1 The Lessee agrees to employ at its own expense a competent engineer to make maps and surveys required by law, and for the proper performance of the requirements of this Lease.

                                SECTION FOURTEEN

                                MAPS AND RECORDS:

Section 14.1 The Lessee shall keep its workings surveyed by competent engineers at its own cost, and:

            (a) Semi-annually on or before the 20th day of January and July in each year shall furnish to the Lessor in writing, a map or blueprints or tracings thereof which shall truly and accurately on a scale of not more than one hundred feet to the inch showing the workings and extensions thereof as they were at the end of the last preceding calendar month.

            (b) Unless otherwise agreed to by the parties, said maps shall contain among other things the following details and specifications covering the area under operation:

            1. An accurate delineation of the boundary lines of the premises and the outcrops of the seams worked.

            2. All openings, excavations, tunnels, entries, airways, rooms and other workings, and all railroads, tipples, furnaces, buildings and other structures used in connection with the mining operations.

            3. The elevations above datum of points at distances not more than 100 feet apart of and along tunnels, entries, airways, waterways, drifts and slopes;

                  also the elevations of points at distances not more than 100 feet apart of and along the faces of the working places and in rooms adjacent to boundary lines, barriers and outcrops; also the position of all bench marks and their elevations above datum.

            4. A section of the coal seams being worked with partings at distances not less than 500 feet apart of and along the tunnels, entries, waterways, drifts and slopes or at working faces of rooms next to or adjacent to the boundary lines or barriers.

            5. Pillars and ribs when withdrawn shall be indicated by coloring or hatching.

            6. The centers by which the workings are to be carried on shall be indicated in a suitable manner.

            7. All measurements shall be in feet and decimals thereof, and the bearings of the entries shall be clearly marked thereon or a true meridian line shown.

            (c) The Lessor shall at all reasonable times have access to the maps, plans, tracings and other memoranda of the Lessee relating to the mine workings and operations and may make copies of all or any part of the same.

            (d) In case the Lessee shall fail to furnish the maps as hereinbefore provided, the Lessor shall have the right at any time after thirty
(30) days notice of such default to make or cause to be made at the expense of the Lessee such surveys, measurements and maps as may in the opinion of the Lessor be necessary; and the Lessee shall pay to the Lessor the entire cost of such work within ten days after receiving a statement of such cost.

            (e) The Lessee shall, in addition to the maps above provided for, furnish to Lessor copies of such maps and mining reports as the Lessee shall from time to time file with the Director of the Department of Mines of West Virginia, the U.S. Bureau of Mines, or with any other public office.

            (f) All maps required by this Lease shall be oriented to permanent monuments with accurate coordinating values and such monuments shall be so located as to be undisturbed by mining operations and shall be tied into a government bench mark.

                                 SECTION FIFTEEN

                                   INSPECTION:

Section 15.1 The Lessor, its agents, engineers, or other persons in its behalf, shall at all reasonable times have the right and privilege of entering the works and mines of Lessee in, upon or beneath the surface of the lands herein described, in order to inspect, examine, survey or measure the same or any part thereof and for these purposes to use freely, without hindrance or molestation, and without cost, the means of access which is to be furnished by Lessee to the said works and mines. It is understood and agreed (a) that the agents, engineers or other persons acting in behalf of the Lessor, when in or on the Leased Premises for any purpose, shall not be regarded under the law, or otherwise, as employees of Lessee, and (b) that Lessor, its agents, engineers or other persons acting in behalf of Lessor who shall enter the works and mines of Lessee shall make such entry at their own risk, and Lessee shall not be liable for injury or damage which such agents, engineers or other persons may suffer during or as a consequence of such entry.

                                 SECTION SIXTEEN

                                    RECORDS:

Section 16.1 Lessee shall keep, for a period of five years, books of accounts of the mining, use of the Leased Premises and shipping of coal mined hereunder; and said books shall be open at all reasonable times for inspection of Lessor, its agents, attorneys and other persons on its behalf, for the purpose of verifying the accuracy of the Tonnage Royalty payments paid by the Lessee hereunder.

Section 16.2 Lessee shall furnish to Lessor's engineer (as designated by Lessor in writing from time to time) a copy of each of the maps, plans and records specified in this Lease for delivery to Lessor. Such copies shall be sent by Lessee (at no cost to Lessor) to Lessor's engineer at the same time each copy is sent to Lessor. Said engineer shall be an experienced mining engineer, and shall be available to Lessee for consultation and review of such questions as may arise from time to time during the term of this Lease.

                                SECTION SEVENTEEN

                                PROPER WORKINGS:

Section 17.1 Lessee shall in accordance with plans of mining and descriptions thereof, as provided for herein, work and mine the veins and seams of coal herein leased in the most effectual, workmanlike and proper manner, according to approved and suitable methods of mining in effect at the time of operations hereunder and in such manner as to ultimately recover all of the mineable and merchantable coal therefrom which may be lawfully recovered, subject to barrier coal along boundaries, as modified by this document, under the mining rights and privileges owned by Lessor and in such manner that the mining of said veins and seams of coal shall not unreasonably interfere with the proper exercise of any rights or privileges herein excepted and reserved to Lessor; and shall use its best efforts to comply in every respect with the laws of the State of West Virginia or of the United States, now existing or hereafter passed, regulating the management and operations of mines.

Section 17.2 Lessee shall, by diamond drilling or some other approved method, test within, beyond or around such area or areas of the seams of coal that may not with reasonable and usual preparation yield merchantable coal, so as reasonably to establish the extent and limits of such portion or portions of said seams of coal and shall drive such entries and air courses through the same, provided same is economically practical, as may be reasonably found necessary in order to reach coal which, under the terms hereof, Lessee is obligated to mine.

Section 17.3 Lessor and Lessee shall undertake to amend the existing oil and gas leases between Lessor and third parties so that those leases will provide that such third parties must submit to Lessee, for Lessee's prior written approval, all plans for drilling, redrilling, plugging or abandoning of oil and gas wells on the Leased Premises.

Section 17.4 If at any time Lessee shall not conduct its operations as provided in this Lease, and loss of coal or other damage to Lessor may thereby result or be threatened, Lessor shall have authority to determine where and in what particular the said provisions are being violated, and request the work be stopped at such place until Lessee shall comply with the said provisions in the further prosecution of its operations; and Lessee shall pay to the Lessor the full amount of Tonnage Royalty on the estimated tonnage of coal lost or that may not be mined or that may remain unmined by reason of the failure of Lessee to conduct its operations as aforesaid, in the same manner as if said coal had been mined and removed, and shall compensate the Lessor for the full amount of any other damage that the Lessor shall sustain thereby, such royalty or other damages to be recovered, in default of prompt payment, under Section Twenty-Two hereof; subject, of course, to the provisions of Section Twenty-Five hereof.

Section 17.5 Lessor and Lessee jointly, at least as frequently as once each year (within 100 days after the end of the prior calendar year) and more often if required by Lessor or Lessee, shall determine whether Lessee has failed to mine and remove all of the mineable and merchantable coal from the seam or seams in any given area or part of the Leased Premises. Results of each determination shall be given in written report form to both Lessor and Lessee. In case of any disagreement between them with respect to the matter, the same shall be submitted to arbitration.

                                SECTION EIGHTEEN

                                  RECLAMATION:

Section 18.1 In reclamation work done on all surface areas owned by Lessor, Lessee shall do all planting and vegetation work in accordance with all applicable federal and state laws and regulations, and Lessee agrees that it will work with Lessor, to the extent that is economically practical to do so to meet Lessor's long range plans and desires for the use of the land. Each surface area shall be returned after strip or auger mining is completed by Lessee to Lessor at the same time as Lessee is released from its bond requirements by State and/or Federal agencies.

                                SECTION NINETEEN

                         LIABILITY OF LESSEE, INSURANCE:

Section 19.1 Lessee hereby agrees to indemnify, protect and hold harmless Lessor and its agents from and against any and all liability for damage to person or property of any person whatsoever arising in any way from Lessee's use of the premises. Lessor shall not be liable for any damages or compensation to the employees of the Lessee or claims asserted by any employee of Lessee because of any act or acts of Lessee or Lessee's employees or agents upon any portion of the Leased Premises. Lessee further agrees to indemnify and save harmless

Lessor from any and all claims, suits, demands, judgments, decrees, liens, damages, expenses, assessments, including the legal fees, court costs and other expenses of counsel paid to represent Lessor, and criminal and civil penalties imposed on either Lessee or Lessor, caused by or arising out of Lessee's operations hereunder or its use of the Leased Premises, whether permitted under the terms of this Lease or not. Lessee further agrees to indemnify and save harmless Lessor from any and all responsibility, accountability or liability that may result directly or indirectly from any plan of mining suggested, proposed, adopted, being carried on, or completed by Lessee, and Lessor's approval or consent to such plan of mining shall not be construed as shifting any part of the responsibility, accountability or liability to Lessor. This clause shall survive cancellation, nullification and expiration of this Lease; however Lessee does not hereby waive any defense otherwise available based on applicable statutes of limitation. Lessor shall as a condition precedent to its right to be indemnified and saved harmless under this Section, give to Lessee prompt notice in writing of any claims made upon it and further, upon request, give to Lessee such information as Lessee may reasonably require and, if at the time of any claim this Lease is no longer in effect, provide Lessee, its agents and attorneys access to the Leased Premises to investigate the merits of any claim. For the purpose of this subsection 19.1, a "claim made" shall include not only any written notice that it is the intention of a third party to hold Lessor responsible for the results of any specified act, error or omission, but any awareness by Lessor of any occurrence which may subsequently give rise to a claim being made against Lessor in respect to any alleged act, error or omission. Lessee, at its option, may take over the defense of any claim made against Lessor hereunder either before or after legal action against Lessor has been instituted.

Section 19.2 During Lessee's occupancy of the Leased Premises, Lessee shall carry adequate coal mine liability and contract liability insurance; the initial limits of such insurance shall be of $200,000 per occurrence and $500,000 per policy period, subject to adjustment upon agreement of the parties. Lessee shall cause Lessor to be designated an additional insured of all such coverages, and shall provide Lessor with full copies of policies, contracts, and endorsements showing compliance herewith.

                                 SECTION TWENTY

                                  CONDEMNATION:

Section 20.1 In the event any part or parts of the Leased Premises are the subject of condemnation, actual or threatened, this Lease shall not be affected. Lessor shall be entitled to any award or settlement with respect to Lessor's property interests and any damages direct or consequential thereto. Lessee shall be entitled to any amounts attributable to (1) the taking of or damage to any of the Lessee's property or improvements thereto located on or made by the Lessee on or in the Leased premises and (2) to damage to Lessee's leasehold estate.

                               SECTION TWENTY-ONE

                                  ASSIGNMENTS:

Section 21.1 Lessor hereby consents to the assignment of this Lease to any affiliated corporation of Lessee (a corporation of which Lessee or its parent or subsidiary owns 50% or more of the capital stock) and consents to Lessee or any permitted Assignee merging into or consolidating with another corporation whereby the surviving corporation acquires all or substantially all of the assets of Lessee or such Assignee and assumes Lessee's obligations hereunder. In addition to the foregoing, for purposes of this Section 21.1, Lessor agrees that The North American Coal Company, an Ohio corporation, and its wholly-owned subsidiaries may be considered at this time to be affiliates of Lessee. If in the opinion of Lessor, such Assignee or surviving corporation is financially responsible and assumes Lessee's obligations hereunder, Lessor shall release Lessee from further liability hereunder. Absent such release, Lessee shall not be relieved from any liability or obligation hereunder.

Section 21.2 Lessee or a permitted Assignee may execute mortgages or deeds of trust upon its leasehold estate, the improvements thereon, and all rights of Lessee or such Assignee hereunder, subordinate however to all of rights and estates of Lessor, except as provided in Section 22.4.

Section 21.3 Except as provided for above in this Section Twenty-One, Lessee shall not assign this Lease or any portion thereof without the written consent of Lessor.

                               SECTION TWENTY-TWO

                        BANKRUPTCY, MORTGAGES, SUBLEASES:

Section 22.1 Lessee covenants and agrees that, except as permitted in Section Twenty-One and Subsection 22.4 hereof, no part of the estate, interest or rights created hereby, or the improvements which may be placed upon said tracts or parcels of land, shall be mortgaged, assigned, sublet, or encumbered without the consent of Lessor in writing first had and obtained. Except pursuant to mortgages and deeds of trust permitted by Section Twenty-One, neither this Lease, the estate hereby created, nor the rights of Lessee created hereunder shall be subject to sale, disposition or transfer of possession thereof, in whole or in part, under the judgment or decree of any court, or by or through judicial process of law or equity, except for the purpose of enforcing, at the instance of Lessor, its rights hereunder.

Section 22.2 Unless this Lease is then subject to a mortgage or a deed of trust, if Lessee is adjudicated a bankrupt or a receiver in the nature of an insolvency receiver is appointed for

Lessee's property or if, whether voluntarily or involuntarily, Lessee takes advantage of any debtor relief proceeding under any present or future law whereby the Minimum or Tonnage Royalty, or any part thereof, is reduced or payment thereof deferred or if Lessee makes any assignment for the benefit of creditors Lessee shall be deemed to have breached this Lease and all rights of Lessee hereunder shall immediately cease and determine and this Lease shall automatically be forfeited, without notice, upon the occurrence of any of the events contained by this paragraph; and, subject to liens permitted by Section
22.4 hereof, all personal property on the leasehold estate at the time of such occurrence, belonging to the Lessee or its assigns, shall become the absolute property of the Lessor for the purpose of reimbursing it for any sum which may be due hereunder, but Lessor shall not have any right to any sum in excess of the amount due it under this Lease.

Section 22.3 Irrespective of the foregoing provisions, if the successor of Lessee hereunder, by way of a permitted assignment or mortgage or deed of trust by Lessee, shall comply with all of the provisions and obligations of this Lease including, but not limited to, the payment of Tonnage Royalty, Minimum Royalty, and taxes, then, notwithstanding any of the foregoing events involving insolvency of Lessee, said Lease shall not be forfeited and this Lease shall not be deemed to have been breached.

Section 22.4 Lessor agrees that Lessee may (i) lease machinery, equipment and other items of personal property, or purchase machinery, equipment and other items of personal property under conditional sales contracts, or contracts reserving title to secure, or security agreements securing the purchase money unpaid thereon, and may give a chattel mortgage or mortgages on, or grant a security interest or security interests in newly acquired machinery and equipment to secure the unpaid purchase money due therefor, or to secure money borrowed therefor; and
(ii) may include such items of personal property under long-term financing arrangements requiring a first lien on such personal property; and Lessor and Lessee agree that the lien of the Lessor with respect thereto shall be subordinate to the above. It is further agreed that nothing herein contained shall prevent the Lessee from disposing of any items of personal property or coal located on the Leased Premises in the normal conduct of its business free and clear of the lien of Lessor as long as Lessee is not then in default hereunder.

                              SECTION TWENTY-THREE

                                    DEFAULT:

Section 23.1 Subject to the provisions of Section Twenty-Six which makes arbitration a condition precedent to forfeiture;

            (a) If Lessee shall fail to pay royalties due hereunder, and such default shall continue for a period of thirty (30) days after Lessee shall have received Lessor's written notice of said default, then Lessor may, at its option, terminate and cancel this Lease and declare the rights and privileges herein granted to be forfeited, whereupon the said rights and privileges shall cease and determine and this Lease shall terminate. Lessor may repossess itself of the Leased Premises and, subject to Section Twenty-Two, take possession of all machinery, equipment, rails, ties and other property attached to the Leased Premises. Lessor's repossession shall in no way impair the right of Lessor to royalties due or accrued up to the time of such repossession, nor shall it create upon Lessor any liability or obligation to Lessee by reason of any such action.

            (b) If Lessee shall default in the performance of any of the terms, conditions, covenants, and stipulations required by this Lease other than the failure to make royalty payments, Lessor may, at its option, give written notice to Lessee that at the expiration of ninety

(90) days from the date of such notice, if the default be not cured or remedied within said period, Lessor may terminate and cancel this Lease; however, if such default is not susceptible to being cured within ninety (90) days, then such period shall be extended for such reasonable time as Lessee diligently proceeds with good faith efforts to correct such default. At the expiration of said ninety (90) days, extended as aforesaid, if Lessor shall terminate and cancel this Lease, Lessee's rights and privileges hereunder shall cease and determine and this Lease shall terminate and, subject to Section Twenty-Two, Lessor may repossess itself of the Leased Premises.

            (c) Lessor's right of forfeiture under the provisions of this paragraph shall be suspended during the pendency of any arbitration or judicial proceedings concerning an alleged default.

            (d) Lessor reserves the right to pursue any and all remedies available under the laws of the State of West Virginia for breach of any covenant, term or condition of this Lease; and such remedies shall be deemed cumulative and not exclusive.

            (e) Should Lessor at any time terminate this Lease for any breach, default, forfeiture or failure to pay royalties, in addition to any other remedies it may have, it may recover from Lessee all damages it may incur by reason of such breach, or action, including the cost of recovering the Leased Premises, reasonable attorneys' fees, and including the worth, at the time of such termination of the amount of royalties which Lessor would be entitled to receive under this Lease for the remainder of the term of this Lease; all of which amounts shall be immediately due and payable from Lessee to Lessor.

                               SECTION TWENTY-FOUR

                                 FORCE MAJEURE:

Section 24.1 Lessee shall be excused from performance hereunder, including the payment of Minimum Royalty, if it shall be permanently prevented or prohibited from mining by law, ordinance or other governmental regulation, restraint or court order or by permanent inability to obtain permits or licenses; in which event this Lease shall terminate provided Lessee has exercised good faith in its attempts to mine and to obtain the necessary permits or licenses. Lessee shall not be excused from payment of any portion of the Minimum Royalty unless a temporary interruption of operations hereunder shall continue for two (2) years, or more, in which event the Minimum Royalty is to be reduced to 50% of the amount otherwise due, until such time as the order requiring interruption is lifted. Upon the lifting of any such order, the 100% payment of Minimum Royalty as specified herein shall become effective. Any Minimum Royalty payments due or paid prior to the occurrence of any of the above stated events of force majeure shall not be subject to repayment by Lessor, but Lessee shall have the right to reduce the Minimum Royalty due in the next succeeding year by the pro rata amount abated based upon the period of delay as aforesaid. Nothing herein shall relieve Lessee of its obligation to pay taxes during the term hereof.

Section 24.2 It is understood and agreed between the parties hereto that when and if Lessee shall determine to conduct strip or auger mining on any portion of the Leased Premises, it will promptly apply to appropriate authorities for permits to conduct such mining; that Lessee will keep Lessor advised of such applications, and make copies of all applications, letters, and memoranda pertaining thereto available to Lessor upon request; that Lessee will earnestly pursue such applications; but that, after diligent effort, if the Lessee cannot secure appropriate mining permits from the West Virginia Department of Natural Resources and the West Virginia Department of Mines, or any other state or federal agency requiring mining permits of any type or character to conduct mining operations on the Leased Premises, then, in that event only, Lessee is excused from further performance of this Lease relating to surface mining; notwithstanding the foregoing, the provisions of this Lease relating to deep mining shall continue in full force and effect.

                               SECTION TWENTY-FIVE

                           LESSOR'S RIGHTS NOT WAIVED:

Section 25.1 No delay or omission of the Lessor to exercise any right, remedy or lien accruing, or otherwise available, upon any default or forfeiture hereunder, or to exercise any other right or remedy of Lessor hereunder, shall impair, prejudice or waive any such right, remedy or lien, but every such right, remedy and lien may be exercised by the Lessor in the same manner and to the extent as if such delay or omission had not occurred.

                               SECTION TWENTY-SIX

                                  ARBITRATION:

Section 26.1 If, at any time and from time to time, and unless the parties shall otherwise agree in writing, a dispute shall arise between the parties hereto or either of their respective successors or assigns with respect to the meaning, interpretation or construction of the language of this Lease, or performance or nonperformance of any obligation or duty hereunder, or the right of exercise of any power or privilege, such dispute shall be settled by arbitration in accordance with the Rules of the American Arbitration Association. The arbitration award shall be final and may, upon request of either party and pursuant to Chapter 55, Article 10, Section 3 of the West Virginia Code of 1931, be entered in any court of competent jurisdiction as the judgment of such court. Submission of any such dispute or controversy to arbitration shall be a condition precedent to the bringing of any legal action or to the pursuit of any other remedy in regard to such matter. The expenses and charges of the American Arbitration Association or its Arbitrator for any such arbitration as provided herein shall be divided equally between the parties to the dispute unless otherwise ordered in the arbitration award. Other costs and expenses shall be borne by the party incurring them.

                              SECTION TWENTY-SEVEN

                              FINANCIAL STATEMENTS:

Section 27.1 Lessee shall provide Lessor annually within ninety (90) days after the end of its calendar or fiscal year an annual report, which shall be an audited report if such is available in the normal course of Lessee's normal business.

                              SECTION TWENTY-EIGHT

                                 MODIFICATIONS:

Section 28.1 No waiver, release, modification, alteration or amendment of any of the terms, conditions or provisions of this Lease shall be valid or set up or relied upon or offered in any judicial proceeding or otherwise unless the same is in writing, duly executed by the said Lessor and Lessee.

                               SECTION TWENTY-NINE

                                    NOTICES:

Section 29.1 Any notices given hereunder shall be sufficient if sent by Certified or Registered U. S. Mail or personally delivered in writing addressed to Lessor at P. O. Box 390, Forsyth, Georgia; and to Lessee at One Woodward Avenue, Detroit, Michigan 48226. Lessor or Lessee may, at any time, change the designated place of receiving notice by giving written notice of such change to the other.

                                 SECTION THIRTY

                             SUCCESSORS AND ASSIGNS:

Section 30.1 This Lease shall be binding upon and inure to the benefit of the successors and/or assigns of the parties hereto, but these provisions shall not be construed as modifying the provisions of the complete Section Twenty-One herein.

            WITNESS the signatures and seals of the party of the first part, and the party of the second part has signed its corporate name and affixed its corporate seal hereto by its proper officers thereunto duly authorized.

                                           LESSOR:

WITNESS:                                   M-B PARTNERS, LTD.

/s/ Pamela Smith                           By /s/ Margaret L. E. Hardin  (SEAL)
---------------------------------------       ----------------------------

/s/ Judith B. Speir                           /s/ Mrs. E. L. Engle Tufts  (SEAL)
---------------------------------------       -----------------------------

My commission expires April 27, 1979

                                           LESSEE:

ATTEST:                                    ANR COAL DEVELOPMENT COMPANY

                                           By /s/ Noel F. Mermer
____________________________________       ------------------------------
Secretary                                             Noel F. Mermer

(CORPORATE SEAL)                           Its Executive Vice President

                          LEASE AND SUBLEASE AGREEMENT

            THIS LEASE AND SUBLEASE AGREEMENT (this "Agreement") made and entered into this 14 day of March, 2001, by and between COASTAL COAL-WEST VIRGINIA, LLC, a Delaware limited liability company, (hereinafter referred to as "Lessor"); COASTAL COAL COMPANY, LLC, a Delaware limited liability company, (hereinafter referred to as "Coastal"); EAST KENTUCKY ENERGY CORPORATION, a Kentucky corporation, (hereinafter referred to as "Lessee"); and AEI RESOURCES, INC., a Kentucky Corporation (hereinafter referred to as "AEI").

                              W I T N E S S E T H:

            Lessor is the owner of certain surface properties located in the Glade District of Webster County, West Virginia, as more fully identified on Exhibit A attached hereto and made a part hereof (collectively, the "Owned Tracts"). In addition, Lessor is the lessee of certain coal and coal mining rights on certain tracts or parcels of land located in the Glade District of Webster County, West Virginia, as more fully identified on Exhibit B attached hereto (collectively the "Leased Tracts"). The Owned Tracts and the Leased Tracts are herein collectively referred to as the "Property", and are more particularly defined as shown on the map attached hereto and made a part hereof as Exhibit C. Lessee acknowledges receipt of copies of the documents by which Lessor is currently the lessee of the Leased Tracts and copies of the documents by which Lessor is obligated to pay an overriding royalty on all but two (2) of the Owned Tracts, all of which are identified on Exhibit B attached hereto. The Leased Tracts documents and the Owned Tracts documents are herein collectively referred to as the "Property Documents."

            By this Agreement, Lessor desires to lease and sublease to Lessee and Lessee desires to obtain from Lessor, rights to mine the coal on and under the Property as more fully specified hereinafter.

            NOW, THEREFORE, in consideration of One Dollar ($1.00) in hand paid by Lessee to Lessor and of the terms, conditions, covenants and royalties hereinafter set forth, Lessor does hereby lease and sublease, as appropriate, to Lessee the exclusive right to mine and remove the coal on or under the Property, together with mining rights with respect thereto, by the mining methods and in the seams as specified in the Property Documents.

ARTICLE ONE. RIGHTS AND OBLIGATIONS.

            1.1 Reference is made to Exhibits A, B and C attached hereto and which identify the tracts which comprise the Property. If Lessee determines in its reasonable discretion that any right owned or controlled by Lessor (by lease or otherwise) within the tracts identified on Exhibits A and B should be terminated or not renewed, it shall first consult with Lessor and if Lessor agrees, the parties shall mutually cooperate to terminate or not renew such right. If the parties do not agree that such right should be terminated or not renewed, Lessee shall cause such right to be surrendered to Lessor and Lessor shall thereupon acquire all rights related thereto, including the benefit of any recoupable amounts without reimbursement to Lessee, and shall assume all obligations related thereto accruing after the date of such surrender. Except as otherwise expressly provided herein, Lessor shall take all action required to maintain its leasehold rights in full force and effect in order to protect the concurrent right of Lessee.

            1.2 Lessor does hereby lease unto Lessee its mining rights and privileges with respect to the coal on the Property together with rights of ingress, egress and regress and other rights and privileges incidental to operation and production of coal from the Property.

            1.3 Lessor does not undertake to lease to Lessee any greater or other rights in the Property than it has by virtue of (i) deeds or leases pursuant to which it acquired its interests in the Property, and (ii) all right, title and interest which Lessor may have acquired by operation of law.

            1.4 Excluded from the scope of this Agreement and reserved by Lessor for all purposes other than those for which this Agreement is made, are all of the rights and remedies of the underlying lessor(s) or granting party under the Property Documents with respect to all operations on the Property in the same manner as if Lessor were the original lessor or granting party under the Property Documents.

            1.5 Lessee covenants to commence mining the mineable and merchantable coal in and on the Property as soon as practicable (presently projected to be within five years) and to thereafter continue mining the same with due diligence during the term of this Agreement except when prevented by circumstances beyond Lessee's control. The term "mineable and merchantable coal" as used in this Agreement shall be the definition as ascribed to it in the Property Documents for each tract. Provided, however, Lessor and Lessee recognize and agree that the Property covered hereby forms a part of a larger mining area and that from time to time prudent mining practices and the logical and practical sequence of Lessee's operations within such mining area will cause Lessee to commence and discontinue from time to time its coal removal operations on the Property.

            1.6 Lessee hereby assumes all of the obligations and conditions contained in the Property Documents with respect to all of its operations on the Property in the same manner as if Lessee were the original lessee or party under the Property Documents, except as otherwise specifically set forth herein. Lessee acknowledges that it has received of a copy of the Property Documents, has read and examined same, and hereby agrees that all operations in the exercise of Lessee's mining rights under this Agreement shall be in compliance with all the terms, conditions and obligations of the Property Documents. If there is any conflict or inconsistency between this Agreement and any provision in any one or more of the Property Documents, the provisions of the applicable Property Document shall be controlling to determine obligations hereunder.

            1.7 Except as set forth in Section 2.1 of this Agreement, payments due under the Property Documents shall be paid by Lessee directly to the party entitled to the same at the times required by the Property Documents and Lessee shall, at the same time, provide to Lessor evidence that all such payments have been made in a timely manner. Lessee has this day paid to Lessor the sum of One Hundred Fifty Four Thousand Two Hundred Sixty-Two Dollars ($154,262.00) to reimburse Lessor for recoupable amounts heretofore paid by Lessor under the Property Documents as set forth on Exhibit B attached hereto and Lessee shall hereafter have the benefit of such recoupable amounts. Lessor warrants to Lessee that the amounts set forth on Exhibit B are true and correct and are recoupable in accordance with the applicable Property Documents.

            1.8 The parties acknowledge that Lessor has reserved certain rights hereunder and imposed certain requirements on Lessee hereunder solely for the purpose of insuring that the mineable and merchantable coal is recovered from the Property and that Lessor (to the extent applicable) and its lessor(s) each receive payments due it; and nothing herein shall be construed in such a way as to express or imply any right of Lessor to control Lessee or its mining or other activities under this Agreement.

ARTICLE TWO. SHARING OF MINIMUM ROYALTY OBLIGATIONS.

            2.1 Under the Property Documents whereby Lessee is subleasing only a portion of the lease area, the portion of the minimum royalty obligation to be paid by Lessee is set forth on Exhibit B and Lessee shall pay its share directly to the party entitled to the same as set forth in Section 1.7 of this Agreement. Lessor and Lessee hereby agree that, in the event either party is able to recoup all of its portion of the prepaid minimum royalty balance, prior to paying the underlying lessor royalties in excess of said minimum royalty balance, it shall consult with the other to determine if Lessor or Lessee, as the case may be, has any outstanding recoupable prepaid minimum royalty on said lease. If so, Lessor or Lessee, as the case may be, shall recoup such balance from the underlying lessor's tonnage royalty and shall reimburse the other any amounts so recouped.

            2.2 At such time as Lessor or Lessee, as the case may be, has mined and removed all of the mineable and merchantable coal from its portion of the area under the Property Documents where Lessee is subleasing only a portion of the underlying area, the party with mineable and merchantable coal remaining shall be obligated thereafter to pay the full amount of the minimum royalty due under the applicable Property Document in order to keep said Property Document in full force and effect. Lessor or Lessee, as the case may be, shall notify the other party of such event no less than sixty (60) days prior to the date the next minimum royalty would be due under such Property Document to the underlying lessor(s).

ARTICLE THREE. TERM.

            3.1 The term of this Agreement shall terminate with respect to each Property Document upon (i) exhaustion of all the mineable and merchantable coal from the tract(s) in the Property covered thereby, or (ii) the surrender or termination thereof in accordance with Section 1.1 hereof, or (iii) the expiration of the term of such Property Document, whichever occurs sooner. This Agreement shall likewise terminate upon exhaustion of all of the mineable and merchantable coal in all tracts in the Property. To the extent that Lessor has the right under the Property Documents to grant such right, Lessee shall have the right of entry (to any such tract(s)) following the term of this Agreement to perform reclamation required by law and Lessor shall not interfere with the same.

            3.2 Upon termination of this Agreement, Lessee shall be in compliance with all terms of this Agreement including, without limitation, the payment of tonnage royalties, minimum annual royalties, taxes and all other payments due under the Property Documents, prorated to the date of such termination. Notwithstanding the surrender or other termination of this Agreement (in whole or in part), Lessee shall remain responsible for and perform all reclamation upon the Property as may be required by law, subject to the provisions of Section 3.3 hereof. Any recoupable balance pertaining to any minimum royalty under the Property Documents, to the extent of the portions of the Property affected by any such surrender or termination, shall become the sole and absolute property of Lessor without any reimbursement to Lessee.

            3.3 (a) At such time as Lessee shall have mined and removed all of the mineable and merchantable coal in and underlying the Property or upon termination of Lessee's right to mine, process and ship coal as provided herein or upon termination of this Agreement with respect to any portion of the Property, at Lessor's election made within 60 days thereof, Lessee either (i) shall commence and within a reasonable period thereafter fully reclaim and restore such portions of the Property in accordance with all applicable laws, regulations and permits or (ii) shall leave such portions of the Property in such condition that mining by another may begin immediately after termination hereof, each as hereinafter more fully described. Lessor in its sole discretion may elect option (i) for parts or portions of the Property and option (ii) for other parts or portions of the Property.

                  (b) If Lessor elects to have any part of the Property reclaimed and restored, Lessee at its sole cost and expense shall reclaim and restore such Property as required by applicable laws, regulations and permits (except as directed by Lessor to accommodate the continued presence of any facilities or other alterations or improvements on the Property if such accommodation is permissible under applicable law or permits) and shall initiate and diligently pursue and complete all things necessary to terminate all permits and authorizations held by Lessee regarding such Property.

                  (c) If Lessor elects to have Lessee leave any part of the Property in such condition that mining by another may begin immediately, Lessee, at its sole cost and expense, promptly upon receipt of notice of such election, shall initiate and diligently pursue and complete all things reasonably necessary, effective as soon as possible after such election is made, to accommodate Lessor's election. Lessee shall do all things requested by Lessor, if such request be made, to permit immediate mining by another, including but not limited to the transfer or assignment to Lessor or its designee of applicable permits (subject to the replacement of all bonds or other security required to be posted in connection with such permits), except to the extent Lessee is not in compliance with such permits. No mining by Lessor or another shall occur, without the prior written consent of Lessee being first had and obtained, prior to the transfer of such permits on that portion of the Property covered by the transfer of such permits. The parties agree that any noncompliance by Lessee under any applicable laws or permits shall be determined by a final inspection by the State compliance inspector(s) as close as possible to, but prior to, the time of transfer. Once the activity, if any, which is not in compliance has been corrected by Lessee, such transferee shall be responsible for all future obligations with respect to such activity.

            3.4 Notwithstanding any other provision of this Article, this Agreement shall automatically terminate with respect to any Property Document pertaining to the Property upon termination or expiration of such Property Document, or any extensions thereof.

ARTICLE FOUR. TAXES.

            4.1 Lessee shall pay all severance taxes, unmined minerals tax, black lung fees and reclamation fees assessed by the state, federal or local governments upon the coal or the Property for all periods during which the Agreement is in effect with respect thereto shall pay or reimburse Lessor for all taxes payable by Lessor with respect to all interests owned or controlled by Lessor in the Property for all periods during which this Agreement is in effect with respect thereto (it being recognized that some of the leases or other documents pertaining to the Leased Tracts may not require Lessor to pay real estate taxes). Lessee shall also pay all taxes payable with respect to all the improvements and property of Lessee upon the Property for all periods during which this Agreement is in effect.

            4.2 Taxes assessed against Lessor for which Lessee is responsible may be paid by Lessor initially and reimbursed by Lessee to Lessor on presentment of a copy of receipted invoice or canceled check for same. In the alternative, Lessor may present such tax invoices to Lessee which shall promptly pay them.

ARTICLE FIVE. REMOVAL OF IMPROVEMENTS ON TERMINATION.

            5.1 At the termination of this Agreement, whether by termination, expiration, or otherwise, other than termination by forfeiture, provided Lessee is not then in default hereunder in which case such default shall be remedied before anything is removed, Lessee shall have for a period of ninety (90) days thereafter the right and privilege of removing all of the personal property, machinery, equipment, and improvements placed by Lessee in, under, or upon the Property.

ARTICLE SIX. WARRANTIES.

            6.1 Lessor disclaims and makes no warranty, express or implied, whether of merchantability, quality, quantity, recoverability, title or otherwise as to the Property or interests therein, or coal reserves, or mining rights owned by, or leased to Lessor, or as to the condition of the Property and Lessee shall rely upon its own examination thereof through engineers and other representatives selected and employed solely by Lessee.

ARTICLE SEVEN. INDEMNITY; INSURANCE.

            7.1   (a)   (i) In addition to the indemnity set forth in the
Property Documents which shall run to the Lessor, Lessee and AEI agree to indemnify, defend and hold the Lessor and Coastal and their members, shareholders, directors, officers and agents (the "Indemnified Party") harmless from and against any and all claims, demands, actions, causes of action, losses, lost coal claims, costs and expenses of any kind whatsoever, arising out of, relating to or resulting from Lessee's breach or failure to keep, maintain or perform any terms or conditions of this Agreement or any of the Property Documents.

                        (ii) The foregoing covenant of indemnity shall survive the cancellation or termination of this Agreement or any of the Property Documents. This indemnification by Lessee and AEI shall not be negated or reduced by Lessee's and AEI's insurance carrier's denial of insurance coverage for the occurrence or event which is the subject matter of the claim or refusal to defend Lessee and AEI or Lessor and Coastal. Simultaneous with the execution of this Agreement, AEI will execute and deliver to Lessor and Coastal the Guaranty attached hereto and made a part hereof as Exhibit D.

                  (b) In addition to the insurance requirements of the Property Documents, Lessee and AEI shall maintain and carry, during the term of the this Agreement and for so long thereafter until final bond release on any Property disturbed, Environmental Impairment Liability insurance covering environmental damages resulting from Lessee's operations under this Agreement, including clean up and third party liability of not less than $5,000,000 per occurrence and $10,000,000 annual aggregate, and shall name Lessor and Coastal as an additional insureds with respect thereto. Failure to maintain such coverage shall be considered a default of this Agreement. Lessor and Coastal shall be named as additional insureds with respect to the coverages required in the Property Documents and this paragraph; shall contain a waiver of subrogation in favor of Lessor and Coastal; and shall require thirty (30) days advance notice to Lessor and Coastal of any proposed cancellation or material change in coverage. If at any time Lessee and AEI fail to maintain the aforesaid insurance coverages Lessor and/or Coastal, their successors and assigns, shall have the right to cause all activities under this Agreement to cease until such coverage(s) are reinstated or to procure such insurance coverage and to be reimbursed for the cost therefor by either Lessee or AEI. The insurance requirement set forth in the Property Documents and herein are minimum requirements and shall not limit Lessee and AEI's liability in any manner.

                  (c) Lessee further covenants and agrees that all employees of Lessee and/or any and all other persons performing work on the Property pursuant to the rights granted in this Agreement will be fully covered by or insured at all times by Workers' Compensation, and to that end Lessee shall comply with all applicable Workers' Compensation laws, rules and regulations and shall make all necessary contributions and/or premium or other payments. In addition, Lessee shall comply with all laws pertaining to payment of employees including without limitation the provision of W. Va. Code Section 21-5-1, et. seq. and provide Lessor evidence of posting of any bond required by
W. Va. Code Section 21-5-14 or other similar law.

                  (d) (i) Lessee agrees that it shall comply with all of the terms and provisions of all of the "black lung laws." Lessee acknowledges that, as between itself and Lessor, it is, and shall be deemed to be, the operator of any coal mine or coal preparation facility or facility used for the extraction, preparation or transportation of coal produced from the Property and of all related activities, including, but not limited to, coal mine construction or maintenance engaged in by Lessee pursuant to the terms of this Agreement with respect to any claim for black lung benefits filed by or on account of any of its employees or former employees. Lessee shall secure and shall require any other person or entity claiming by, through or under Lessee who operates, controls, or supervises a coal mine or coal preparation facility on the Property or performs services of construction, maintenance, transportation, or other activities related to coal mining or preparation under the terms of this Agreement, or who otherwise may be liable for the payment of black lung benefits, to secure the payment of such black lung benefits to or on account of employees or former employees in accordance with the black lung laws and shall provide Lessor, upon request, with appropriate certification that each of them has provided security in compliance with all black lung laws for the payment of such black lung benefits.

                        (ii) Without limiting the generality of Lessee's obligations to comply with all other provisions of this Agreement, Lessee does hereby agree that it will indemnify and hold Lessor and Coastal harmless from any liability and expenses, including reasonable attorney fees and expenses, which Lessor or Coastal may suffer directly or indirectly, as a result of or with respect to any claim for black lung benefits filed by or on account of any of Lessee's employees or former employees, or employees or former employees of others who may be required to secure the payment of black lung benefits with respect to the mining or other activities under or pursuant to this Agreement.

                        (iii) "Black lung laws" mean the Black Lung Benefits Act, Title IV of the Federal Mine Safety and Health Act of 1977, 30 U.S.C. 901 et seq., and the Internal Revenue Code, 26 U.S.C. 1 et seq., Black Lung Benefits Reform Act of 1977 (P.L. 95-239), Black Lung Benefits Revenue Act of 1977 (P.L. 75-227), Black Lung Benefits Revenue Act of 1981 (P.L. 97-119), and the Black Lung Benefits Amendments Act of 1981 (P.L. 97-119), as now or hereafter amended or replaced, and all rules and regulations adopted pursuant thereto.

            7.2 AEI will cause that certain Irrevocable Standby Letter of Credit No. Y022207 established by UBS AG, Stamford Branch, to be amended to allow Coastal to draw on the Letter of Credit for any costs and expenses of every kind and nature (including, but not limited to, reasonable attorney's fees) which may be imposed upon or incurred by Lessor or Coastal as a result of or in connection with Lessee's performance of or activities under this Agreement or as a result of the breach or default by Lessee of the terms and conditions of the Property Documents or this Agreement for which Lessee or AEI fail to indemnify Lessor and/or Coastal.

ARTICLE EIGHT. DEFAULT; FORFEITURE; REMEDIES CUMULATIVE.

            8.1   (a)   In any of the following events, that is to say:

                        (i) Lessee shall fail for a period of five (5) days after written demand therefor (or such shorter period as may be set out in any applicable Property Document) to pay any installment of rent or royalty or other payment due hereunder after the same becomes due and payable; or

                        (ii)  Lessee shall abandon the Property; or

                        (iii) Lessee shall fail to

                              A. conduct its operations as required in Section
            1.5 hereof;

                              B. provide insurance as required in Article 7
            hereof;

                              C. pay taxes as provided in Article 4 hereof; or

                              D. keep and perform any of the other terms,
            conditions, covenants and agreements of this Agreement to be kept and performed;

      and if any such failure as specified in this subpart (iii) shall continue without Lessee diligently pursuing the cure of any such failure for a period of 30 days after Lessor shall have given written notice of such failure to Lessee (or for a period 15 days less than any period set out in any applicable Property Document);

                        (iv) Lessee is in default of any condition of default as set forth in the Property Documents, which are incorporated herein by reference; or

                        (v) Lessee be adjudicated a bankrupt or discharged by the Court as an insolvent debtor, or if any receiver or assignee or other person or persons be appointed by any court to take charge of the Property or the property of Lessee, or the mines and equipment upon the same;

then in any such event this Agreement and the estate hereby created, and all rights of the Lessee hereunder with respect to the Property shall at the option of Lessor, become forfeited and cease and terminate, and Lessor shall have the right to reenter the Property and to exclude Lessee therefrom, and to hold the Property and all improvements thereon free of any claims of Lessee, anything herein contained to the contrary notwithstanding; provided that in any such event, Lessee shall have a right of access to the Property (to the extent Lessor can grant such right) to perform any reclamation required by this Agreement or by applicable law or permits.

                  (b) Upon any forfeiture, all estate, rights and privileges of Lessee hereunder with respect to the Property shall cease and terminate, and Lessor may thereupon or at any time thereafter, without further notice, demand or action by any of its agents, reenter and take possession of the Property, or any part thereof in the name of Lessor, to the extent and with like effect as though this Agreement had never been made, and Lessor in making said reentry and taking possession of said property shall have the right to do so without legal action, or without notice or process, as may be required by the laws of the State of West Virginia, as amended.

                  (c) All provisions herein contained for the collection of rents, royalties or other payments, or concerning the remedy of Lessor in case of breach by Lessee of any condition, covenant or agreement herein contained, or contained in any other Property Document, shall be deemed to be cumulative and not exclusive, and shall not deprive Lessor of any of its other legal or equitable remedies which may now or hereafter be provided under the laws of the State of West Virginia.

                  (d) A waiver by Lessor of any particular default upon the part of Lessee which would entitle Lessor to forfeit and terminate this Agreement and reenter and take possession, shall not prevent Lessor from forfeiting and terminating this Agreement for any other cause, or for the same cause occurring at any other time. The receipt by Lessor from Lessee of payments of rentals, royalties, or other sums after the occurrence of any default that would authorize Lessor to declare a forfeiture of this Agreement, or the continued recognition of Lessor of Lessee as its subtenant after the occurrence of any default entitling Lessor to declare a forfeiture shall not be deemed a waiver of Lessor's right of forfeiture, so long as the cause of forfeiture continues to exist.

                  (e) It is understood and agreed that Lessor does hereby reserve such rights and remedies as were reserved to the original lessor(s) in the Property Documents, as if such rights and remedies were fully set out herein.

ARTICLE NINE. ASSIGNMENT PROHIBITED.

          9.1 Lessee agrees that it will not assign, sublet or otherwise transfer its rights hereunder, either voluntarily or by operation of law, without the prior written consent of Lessor. Nothing herein contained shall prevent or hinder the right of Lessee to sublease to its affiliated company, Evergreen Mining Company, or contract any part or portion of its operations under this Agreement in the usual and ordinary course of its business but such subleasing, contracting or subcontracting shall not release or relieve Lessee or AEI from any of its obligations or liabilities under this Agreement or Guaranty of even date herewith.

ARTICLE TEN. NOTICES.

            10.1 Any notice which Lessee may desire to serve upon Lessor and/or Coastal may be made by mailing the same postage prepaid by registered or certified mail, return receipt requested, or express mail, addressed to Lessor and/or Coastal at P. O. Box 1871, Roanoke, Virginia 24008. Any notice which Lessor may desire to serve upon Lessee and/or AEI may be made mailing the same postage prepaid by registered or certified mail, return receipt requested, or express mail, addressed to Lessee and/or AEI at 2000 Ashland Drive, Ashland, Kentucky 41101.

ARTICLE ELEVEN. APPLICABLE LAW.

            11.1 This Agreement shall be governed by and interpreted in accordance with the laws of the State of West Virginia.

ARTICLE TWELVE. SUCCESSORS AND ASSIGNS.

            12.1 The covenants, agreements, terms and conditions of this Agreement shall inure to the benefit of, and shall be binding upon the parties hereto, their respective successors and assigns.

ARTICLE THIRTEEN. MODIFICATION OR AMENDMENT.

            13.1 This Agreement may not be modified, altered or amended in any manner except by written agreement executed by Lessor and Lessee.

ARTICLE FOURTEEN. ARTICLE HEADINGS.

            14.1 The headings of, or captions to each article of this Agreement are for convenience only and are not to be used to interpret, amend, or alter any of the provisions hereof.

ARTICLE FIFTEEN. COUNTERPARTS.

            15.1 This Agreement may be executed in any one or more counterparts, each of which shall be deemed an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            IN WITNESS WHEREOF, Lessor, Coastal, Lessee and AEI have hereunto caused this Agreement to be executed as of the day and year first above written.

                                            COASTAL COAL-WEST VIRGINIA, LLC

                                            By:  /s/ James W. Copley, Jr.
                                                 -------------------------------
                                            Its: Vice Pres.

                                            COASTAL COAL COMPANY, LLC

                                            By:  /s/ James W. Copley, Jr.
                                                 -------------------------------
                                            Its: Vice Pres.

                                            EAST KENTUCKY ENERGY CORPORATION

                                            By:  /s/ Gary L. Colley
                                                 -------------------------------
                                            Its: Attorney-in-Fact

                                            AEI RESOURCES, INC.

                                            By:  /s/ Gary L. Colley
                                                 -------------------------------
                                            Its: Attorney-in-Fact

STATE OF WEST VIRGINIA )

COUNTY OF WEBSTER      ), to-wit:

            The foregoing instrument was acknowledged before me this 14th day of March, 2001, by James W. Copley, Jr., the Vice President of COASTAL COAL-WEST VIRGINIA, LLC, a Delaware limited liability company, on behalf of the organization.

                                            /s/ Arley M. Johnson
                                            -------------------------------
                                            Notary Public

My commission expires:  01/17/2011

STATE OF WEST VIRGINIA )

COUNTY OF WEBSTER      ), to-wit:

            The foregoing instrument was acknowledged before me this 14th day of March, 2001, by James W. Copley, Jr., the Vice President of COASTAL COAL COMPANY, LLC, a Delaware limited liability company, on behalf of the organization.

                                            /s/ Arley M. Johnson
                                            -------------------------------
                                            Notary Public

My commission expires:  01/17/2011

STATE OF WEST VIRGINIA  )

COUNTY OF WEBSTER       ), to-wit:

            The foregoing instrument was acknowledged before me this 14th day of March, 2001, by Gary L. Colley, the Attorney-in-Fact of EAST KENTUCKY ENERGY CORPORATION, a Kentucky corporation, on behalf of the corporation.

                                            /s/ Arley M. Johnson
                                            -------------------------------
                                            Notary Public

My commission expires:  01/17/2011

STATE OF WEST VIRGINIA )

COUNTY OF WEBSTER      ), to-wit:

            The foregoing instrument was acknowledged before me this 14th day of March, 2001, by Gary L. Colley, the Attorney-in-Fact of AEI RESOURCES, INC., a Kentucky corporation, on behalf of the corporation.

                                            /s/ Arley M. Johnson
                                            -------------------------------
                                            Notary Public

My commission expires:  01/17/2011

This instrument was prepared by:

Coastal Coal-West Virginia, LLC
Legal Department
P. O. Box 1871
Roanoke, VA 24008

                            EXHIBIT A - OWNED TRACTS

TRACT#                 ACREAGE                          REMARKS
------                 -------                          -------
WE44                    25               Johnson Property
WE45                    35               Bragg Property
WE46 & WE46A            137.5            Norman Heirs Property (188 acres) less
                                         exceptions of 36 acres and 14 acres
WE46A                   36               Selman Property
WE47                    75               McAvoy Property
WE48                    69.5             McAvoy Property (part of 129 acres)
WE48                    35               McAvoy Property (part of 129 acres)
WE50                    24               Selman Property
WE51                    50               Selman Property (part of 83 acres)
WE51                    33               Selman Property (part of 83 acres)

NOTE: All of the above tracts are subject to minimum and per ton overriding royalties See Exhibit B

WE46                    13.6              Wilson/Jackson Property
WE49                    50                Wilson/Jackson Property

                            EXHIBIT B - LEASED TRACTS

SUBLEASE OF TOTAL LEASE AREA:

1. That certain Coal Lease dated July 1, 1999, from NGHD Lands, Inc.; T. C. Lands, Inc.; Larry A. Deitz and Gloria K. Deitz; White Pine, Inc.; G. D. Herold Estate by James H. Wolverton and Eugenia P. Herold, Co-executors; and Maxey Ann Tulley to Coastal Coal-West Virginia, LLC.

      TRACT #: WE45, WE46, WE47, WE48, WE50, WE51, WE52
      Acreage: 28, 188, 73, 202, 20.75, 76, 43.54
      Recoupable Prepaid Balance Reimbursed by Lessee (Section 1.5):  $41,580.00

2. That certain Coal Lease dated July 1, 1999, from NGHD Lands, Inc.; T. C. Lands, Inc.; White Pine, Inc.; B & W Land Company; Ottaway Trent, Trustee; Ernestine Trent; and Ottaway Trent and Tinia Faye Trent to Coastal Coal-West Virginia, LLC.

      TRACT #: WE49
      Acreage: 50
      Recoupable Prepaid Balance Reimbursed by Lessee (Section 1.5):  $3,500.00

3. That certain Coal and Surface Lease Agreement dated October 19, 1978, from Boyd F. Selman (successor in interest to Maggie White Selman and Herold Selman) to Coastal Coal-West Virginia, LLC (successor in interest to ANR Coal Development Company), of record in the clerk's office of Webster County, West Virginia, in Book 12, at page 430, as supplemented by Supplement to Lease dated October 19, 1978, of record in the aforesaid clerk's office in Book 12, at page 445, and amended by Amendment of Coal and Surface Lease Agreement dated November 28, 1983, of record in the aforesaid clerk's office in Book 18, at page 387.

      TRACT #: WE52
      Acreage: 69
      Recoupable Prepaid Balance Reimbursed by Lessee (Section 1.5):  $.00

4. That certain Lease dated July 13, 1976, from Lavonne Cobb, Keith S. Roberts, Edsel F. Roberts, Wayland S. Roberts, and Kay Vannest (successors in interest to Glen Roberts and Ruby Roberts) to Coastal Coal-West Virginia, LLC (successor in interest to Harold Roberts), as amended by that certain Supplement to Lease dated October 25, 1978, of record in the clerk's office of Webster County, West Virginia, in Book 42, at page 422, and that certain Supplement to Lease dated December 5, 1978 [unrecorded], and those certain extension letters dated September 9, 1988 and August 31, 1998.

      TRACT #: WE53
      Acreage: 1/2 of 28
      Recoupable Prepaid Balance Reimbursed by Lessee (Section 1.5):  $76,200.00

5. That certain Surface Lease dated July 1, 1999, from NGHD Lands, Inc.; White Pine, Inc.; B & W Land Company; Ottaway Trent, Trustee; Ernestine Trent; and Ottaway Trent and Tinia Faye Trent to Coastal Coal-West Virginia, LLC

      TRACT #: WE48A
      Acreage: 77
      Recoupable Prepaid Balance Reimbursed by Lessee (Section 1.5):  $1,540.00

SUBLEASE OF PARTIAL LEASE AREA:

1. That certain Coal Lease Agreement dated April 25, 1978, from Charles A. Roberts and Marlene R. Roberts and Orlen P. Roberts and Mary Jane Roberts to Coastal Coal-West Virginia, LLC (successor in interest to ANR Coal Development Company), as evidenced by Memorandum of Lease of record in the clerk's office of Webster County, West Virginia, in Book 13, page 306, as amended by Amendment dated August 30, 1996.

      TRACT #: WE44
      Acreage: 25
      Recoupable Prepaid Balance:  $8,000.00
      Portion of Balance Reimbursed by Lessee (Section 1.5): $1,325.00 Portion of Annual Minimum to be paid by Lessee Effective 04-04-2001:
      $662.00

2. That certain Lease dated July 3, 1978, from Estle D. Boggs or Margaret Boggs to Coastal Coal-West Virginia, LLC (successor in interest to ANR Coal Development Company), as amended by that certain Amendment of Lease executed on July 1, 1983, of record in the clerk's office of Nicholas County, West Virginia, in Book 55, at page 282.

      TRACT #: WE52, WE100 (Partial)
      Acreage: 95.8, Part of 26
      Recoupable Prepaid Balance:  $64,000.00
      Portion of Balance Reimbursed by Lessee (Section 1.5):  $.00
      Portion of Annual Minimum to be paid by Lessee Effective 07-03-2001:
      $1,350.00

3.    That certain Lease dated September 22, 1977, from Evelyn Boggs and Ronald
      S. Boggs and Linda G. Boggs (successors in interest to Roy Boggs and Evelyn Boggs) to Coastal Coal-West Virginia, LLC (successor in interest to Revere Coal Company), of record in the clerk's office of Webster County, West Virginia, in Book 12, at page 64, as amended by those certain Supplements to Lease dated November 3, 1977, October 19, 1978, and December 1, 1978, and those certain extension letters dated July 17, 1987 and August 8, 1997.

      TRACT #: WE53,
      Acreage: 1/2 of 28
      Recoupable Prepaid Balance:  $72,000.00
      Portion of Balance Reimbursed by Lessee (Section 1.5): $19,237.00 Portion of Annual Minimum to be paid by Lessee Effective 01-25-2001:
      $1,924.00

4. That certain Lease dated October 14, 1977, from M-B, LLC (successor to M-B Partners, Ltd.) to Coastal Coal-West Virginia, LLC (successor in interest to ANR Coal Development Company), as evidenced by Memorandum of Lease of record in the clerks' office of Webster County, Nicholas County, and Braxton County, West Virginia, in Book 13, page 283; Book 50, page 223; and Book 380, page 727, respectively.

      TRACT #: WE54, WE55
      Acreage: 735.15, 28.88 (portions of 838 and 107 acre tracts located east of Barnett Run and south of Birch River only)
      Recoupable Prepaid Balance:  $.00
      Portion of Balance Reimbursed by Lessee (Section 1.5):  $.00
      Portion of Annual Minimum to be paid by Lessee:  $.00

OVERRIDING ROYALTY ON OWNED TRACTS

1.    That certain Surface Lease dated February 23, 2000, from NGHD Lands, Inc.;
      T. C. Lands, Inc.; AED, LLC, Larry A. Deitz and Gloria K. Deitz; and Maxey Ann Tulley to Coastal Coal-West Virginia, LLC

      TRACT #: WE44, WE45, WE46, and 46A, WE46A, WE47,WE48, WE48, WE50, WE51,
               WE51
      Acreage: 25, 35, 137.5, 36, 75, 69.5, 35, 24, 50, 33
      Recoupable Prepaid Balance Reimbursed by Lessee (Section 1.5):  $10,880.00

                   MEMORANDUM OF LEASE AND SUBLEASE AGREEMENT

      THIS MEMORANDUM OF LEASE AND SUBLEASE AGREEMENT is made and entered into as of the 1st day of June, 2001 (the "Effective Date"), by and among COASTAL COAL-WEST VIRGINIA, L.L.C., a Delaware limited liability company, hereinafter referred to as LESSOR; COASTAL COAL COMPANY, L.L.C., a Delaware limited liability company, hereinafter referred to as "COASTAL"; EAST KENTUCKY ENERGY CORPORATION, a Kentucky corporation, hereinafter referred to as "LESSEE"; and AEI RESOURCES, INC., a Kentucky corporation, hereinafter referred to as "AEI."

                              W I T N E S S E T H:

      WHEREAS, Lessor is the owner in fee of certain surface properties located in the Glade District of Webster County, West Virginia, as more fully identified on Exhibit A attached hereto and made a part hereof (collectively the "Owned Tracts"); and,

      WHEREAS, Lessor is the lessee of certain coal and coal mining rights on certain tracts or parcels of land located in the Glade District of Webster County, West Virginia, as more fully identified on Exhibit B attached hereto (collectively the "Leased Tracts"); and,

      WHEREAS, the Owned Tracts and Leased Tracts are more particularly defined as shown on the map attached hereto and made a part hereof as Exhibit C; and,

      WHEREAS, the parties entered into a Lease and Sublease Agreement dated March 14, 2001, (the "Agreement") by which Lessee has been granted certain mining and transportation rights in and to the Owned Tracts and Leased Tracts; and,

      WHEREAS, the Leased Tracts documents and the Owned Tracts documents are herein collectively referred to as the "Property Documents;" and,

      WHEREAS, the parties desire to execute a memorandum of the Agreement to be recorded in order to give notice of its existence and certain of its terms and conditions, however, reference is hereby made to said Agreement for a complete explanation of all rights and obligations of the parties thereto.

      NOW, THEREFORE, notice is hereby given of the existence of the Agreement, and that the Agreement contains, inter alia, the following terms and provisions:

      1. Lessor does not undertake to lease to Lessee any greater or other rights in the Property than it has by virtue of (i) deeds or leases pursuant to which it acquired its interests in the Property, and
            (ii) all right, title and interest which Lessor may have acquired by operation of law.

      2. Excluded from the scope of this Agreement and reserved by Lessor for all purposes other than those for which this Agreement is made, are all of the rights and remedies of the underlying lessor(s) or granting party under the Property Documents with respect to all operations on the Property in the same manner as if Lessor were the original lessor or granting party under the Property Documents.

      3. Lessee covenants to commence mining the mineable and merchantable coal in and on the Property as soon as practicable (presently projected to be within five years) and to thereafter continue mining the same with due diligence during the term of this Agreement except when prevented by circumstances beyond Lessee's control. The term "mineable and merchantable coal" as used in this Agreement shall be the definition as ascribed to it in the Property Documents for each tract. Provided, however, Lessor and Lessee recognize and agree that the Property covered hereby forms a part of a larger mining area and that from time to time prudent mining practices and the logical and practical sequence of Lessee's operations within such mining area will cause Lessee to commence and discontinue from time to time its coal removal operations on the Property.

      4. Lessee hereby assumes all of the obligations and conditions contained in the Property Documents with respect to all of its operations on the Property in the same manner as if Lessee were the original lessee or party under the Property Documents, except as otherwise specifically set forth herein. Lessee acknowledges that it has received a copy of the Property Documents, has read and examined same, and hereby agrees that all operations in the exercise of Lessee's mining rights under this Agreement shall be in compliance with all the terms, conditions and obligations of the Property Documents. If there is any conflict or inconsistency between this Agreement and any provision in any one or more of the Property Documents, the provisions of the applicable Property Document shall be controlling to determine obligations hereunder.

      5. The term of this Agreement shall terminate with respect to each Property Document upon (i) exhaustion of all the mineable and merchantable coal from the tract(s) in the Property covered thereby, or (ii) the surrender or termination thereof in accordance with
            Section 1.1 hereof, or (iii) the expiration of the term of such Property Document, whichever occurs sooner. This Agreement shall likewise terminate upon exhaustion of all of the mineable and merchantable coal in all tracts in the Property. To the extent that Lessor has the right under the Property Documents to grant such right, Lessee shall have the right of entry (to any such tract(s)) following the term of this Agreement to perform reclamation required by law and Lessor shall not interfere with the same.

      6. Notwithstanding any other provision of this Article, this Agreement shall automatically terminate with respect to any Property Document pertaining to the Property upon termination or expiration of such Property Document, or any extensions thereof.

      7. At the termination of this Agreement, whether by termination, expiration, or otherwise, other than termination by forfeiture, provided Lessee is not then in default hereunder in which case such default shall be remedied before anything is removed, Lessee shall have a period of ninety (90) days thereafter the right and privilege of removing all of the personal property, machinery, equipment, and improvements placed by Lessee in, under, or upon the Property.

      8. Lessee agrees that it will not assign, sublet or otherwise transfer its rights hereunder, either voluntarily or by operation of law, without the prior written consent of Lessor. Nothing herein contained shall prevent or hinder the right of Lessee to sublease to its affiliated company, Evergreen Mining Company, or contract any part or portion of its operations under this Agreement in the usual and ordinary course of its business but such subleasing, contracting or subcontracting shall not release or relieve Lessee or AEI from any of its obligations or liabilities under this Agreement or Guaranty of even date herewith.

      9. By its express terms, the Agreement is binding upon the parties, their respective successors and assigns.

      10. Each party has an executed copy of the Agreement and all terms and conditions of said Agreement are incorporated herein by reference and made a part hereof as if fully set forth.

      IN TESTIMONY WHEREOF, witness the signatures of the parties hereto this day and year first above written.

                                            LESSOR:

                                            COASTAL COAL-WEST VIRGINIA, L.L.C.

                                            BY:  /s/ James W. Copley Jr.
                                                 -------------------------------
                                            ITS: Vice Pres.

                                            COASTAL COAL COMPANY, L.L.C.

                                            BY:  /s/ James W. Copley Jr.
                                                 -------------------------------
                                            ITS: Vice Pres.

                                            LESSEE:

                                            EAST KENTUCKY ENERGY CORPORATION

                                            BY:  /s/ Bernie Mason
                                                 -------------------------------
                                            ITS: Vice President

                                            AEI RESOURCES, INC.

                                            BY:  /s/ Bernie Mason
                                                 -------------------------------
                                            ITS: Vice President

STATE OF WEST VIRGINIA

COUNTY OF WEBSTER

      The foregoing instrument was subscribed, sworn to and acknowledged before me this 1st day of June, 2001, by James W. Copley, Jr. as Vice President of COASTAL-WEST VIRGINIA, L.L.C., a Delaware limited liability company for and on behalf of said entity.

      My Commission Expires: April 7, 2009

                                            /s/ Melody Martin
                                            ------------------------------------
                                            Notary Public

STATE OF WEST VIRGINIA

COUNTY OF WEBSTER

      The foregoing instrument was subscribed, sworn to and acknowledged before me this 1st day of June, 2001, by James W. Copley, Jr. as Vice President of Coastal Coal Company, LLC, a Delaware limited liability company for and on behalf of said entity.

      My Commission Expires: April 7, 2009

                                            /s/ Melody Martin
                                            ------------------------------------
                                            Notary Public

STATE OF KENTUCKY

COUNTY OF GREENUP

      The foregoing instrument was subscribed, sworn to and acknowledged before me this 25th day of May, 2001, by Bernie Mason as Vice President of EAST KENTUCKY ENERGY CORPORATION, a Kentucky corporation, for and on behalf of said corporation.

      My Commission Expires: November 14, 2003

                                            /s/ Denise G. Mitchell
                                            ------------------------------------
                                            Notary Public

STATE OF KENTUCKY

COUNTY OF GREENUP

      The foregoing instrument was subscribed, sworn to and acknowledged before me this 25th day of May, 2001, by Bernie Mason as Vice President of AEI RESOURCES, INC., a Kentucky corporation, for and on behalf of said corporation.

      My Commission Expires: November 14, 2003

                                            /s/ Denise G. Mitchell
                                            ------------------------------------
                                            Notary Public

THIS INSTRUMENT PREPARED BY:

/s/ George M. Hogg
------------------------------
George M. Hogg, Attorney
Addington Corporate Center
2000 Ashland Drive
Ashland, Kentucky 41101
(606) 920-7890

                            EXHIBIT A - OWNED TRACTS

TRACT#                 ACREAGE                           REMARKS
------                 -------                           -------
WE44                    25                Johnson Property
WE45                    35                Bragg Property
WE46 & WE46A            137.5             Norman Heirs Property (188 acres) less
                                          Exceptions of 36 acres and 14 acres
WE46A                   36                Selman Property
WE47                    75                McAvoy Property
WE48                    69.5              McAvoy Property (part of 129 acres)
WE48                    35                McAvoy Property (part of 129 acres)
WE50                    24                Selman Property
WE51                    50                Selman Property (part of 83 acres)
WE51                    33                Selman Property (part of 83 acres)
WE46                    13.6              Wilson/Jackson Property
WE49                    50                Wilson/Jackson Property

The above described and set forth properties were acquired by Lessor, or its predecessor(s) by and through the following Deeds, namely:

      Deed dated January 25, 2000, from Larry A. Deitz and Gloria Deitz, his wife, to Coastal Coal-West Virginia, L.L.C., such Deed appearing of record in Deed Book 249, at Page 313, in the Office of the Clerk of the County Commission for Webster County, West Virginia.

      Deed dated February 25, 2000, from T. C. Lands, Inc. to Coastal Coal-West Virginia, LLC, such Deed appearing of record in Deed Book 249, at Page 337, in said Clerk's office.

      Deed dated February 25, 2000, from NGHD Lands, Inc. to Coastal Coal-West Virginia, LLC, such Deed appears of record in Deed Book 349, at Page 327, in said Clerk's office.

      Deed dated February 25, 2000, from AED, LLC, to Coastal Coal-West Virginia, LLC, such Deed appearing of record in Deed Book 249, at Page 304, in said Clerk's Office.

      Deed dated October 2, 1979, from Charles Russell Jackson and Edith M. Jackson, his wife, to ANR Coal Development Company, such Deed appearing of record in Deed Book 186, at Page 638, in said Clerk's Office.

      Deed dated September 18, 1978, between William Hunt Real Estate, Inc. and ANR Coal Development Company, such Deed appearing of record in Deed Book 183, at Page 98, in said Clerk's Office.

                            EXHIBIT B - LEASED TRACTS

SUBLEASE OF TOTAL LEASE AREA:

1. That certain Coal Lease dated July 1, 1999, from NGHD Lands, Inc.; T. C. Lands, Inc.; Larry A. Deitz and Gloria K. Deitz; White Pine, Inc.; G. D. Herold Estate by James H. Wolverton and Eugenia P. Herold, Co-executors; and Maxey Ann Tulley to Coastal Coal-West Virginia, LLC.

      TRACT #: WE45, WE46, WE47, WE48, WE50, WE51, WE52
      Acreage: 28, 188, 73, 202, 20.75, 76, 43.54

2. That certain Coal Lease dated July 1, 1999, from NGHD Lands, Inc.; T. C. Lands, Inc.; White Pine, Inc.; B & W Land Company; Ottaway Trent, Trustee; Ernestine Trent; and Ottaway Trent and Tinia Faye Trent to Coastal Coal-West Virginia, LLC.

      TRACT #: WE49
      Acreage: 50

3. That certain Coal and Surface Lease Agreement dated October 19, 1978, from Boyd F. Selman (successor in interest to Maggie White Selman and Herold Selman) to Coastal Coal-West Virginia, LLC (successor in interest to ANR Coal Development Company), of record in the clerk's office of Webster County, West Virginia, in Book 12, at page 430, as supplemented by Supplement to Lease dated October 19, 1978, of record in the aforesaid clerk's office in Book 12, at page 445, and amended by Amendment of Coal and Surface Lease Agreement dated November 28, 1983, of record in the aforesaid clerk's office in Book 18, at page 387.

      TRACT #: WE52
      Acreage: 69

4. That certain Lease dated July 13, 1976, from Lavonne Cobb, Keith S. Roberts, Edsel F. Roberts, Wayland S. Roberts, and Kay Vannest (successors in interest to Glen Roberts and Ruby Roberts) to Coastal Coal-West Virginia, LLC (successor in interest to Harold Roberts), as amended by that certain Supplement to Lease dated October 25, 1978, of record in the clerk's office of Webster County, West Virginia, in Book 42, at page 422, and that certain Supplement to Lease dated December 5, 1978 [unrecorded], and those certain extension letters dated September 9, 1988 and August 31, 1998.

      TRACT #: WE53
      Acreage: 1/2 of 28

5. That certain Surface Lease dated July 1, 1999, from NGHD Lands, Inc.; White Pine, Inc.; B & W Land Company; Ottaway Trent, Trustee; Ernestine Trent; and Ottaway Trent and Tinia Faye Trent to Coastal Coal-West Virginia, LLC

      TRACT #: WE48A
      Acreage: 77

SUBLEASE OF PARTIAL LEASE AREA:

1. That certain Coal Lease Agreement dated April 25, 1978, from Charles A. Roberts and Marlene R. Roberts and Orlen P. Roberts and Mary Jane Roberts to Coastal Coal-West Virginia, LLC (successor in interest to ANR Coal Development Company), as evidenced by Memorandum of Lease of record in the clerk's office of Webster County, West Virginia, in Book 13, page 306, as amended by Amendment dated August 30, 1996.

      TRACT #: WE44
      Acreage: 25

2. That certain Lease dated July 3, 1978, from Estle D. Boggs or Margaret Boggs to Coastal Coal-West Virginia, LLC (successor in interest to ANR Coal Development Company), as amended by that certain Amendment of Lease executed on July 1, 1983, of record in the clerk's office of Nicholas County, West Virginia, in Book 55, at page 282.

      TRACT #: WE52, WE100 (Partial)
      Acreage: 95.8, Part of 26

3.    That certain Lease dated September 22, 1977, from Evelyn Boggs and Ronald
      S. Boggs and Linda G. Boggs (successors in interest to Roy Boggs and Evelyn Boggs) to Coastal Coal-West Virginia, LLC (successor in interest to Revere Coal Company), of record in the clerk's office of Webster County, West Virginia, in Book 12, at page 64, as amended by those certain Supplements to Lease dated November 3, 1977, October 19, 1978, and December 1, 1978, and those certain extension letters dated July 17, 1987 and August 8, 1997.

      TRACT #: WE53,
      Acreage: 1/2 of 28

4. That certain Lease dated October 14, 1977, from M-B, LLC (successor to M-B Partners, Ltd.) to Coastal Coal-West Virginia, LLC (successor in interest to ANR Coal Development Company), as evidenced by Memorandum of Lease of record in the clerks' office of Webster County, Nicholas County, and Braxton County, West Virginia, in Book 13, page 283; Book 50, page 223; and Book 380, page 727, respectively.

      TRACT #: WE54, WE55
      Acreage: 735.15, 28.88 (portions of 838 and 107 acre tracts located east of Barnett Run and south of Birch River only)

                                     [MAP]

                     ASSIGNMENT OF REAL PROPERTY AGREEMENTS

      This Assignment of Real Property Agreements (this "Agreement"), dated as of September 30, 2004, is among ICG EASTERN LAND, LLC, a Delaware limited liability company, with an address of 2000 Ashland Drive, Ashland, Kentucky 41101 (the "Buyer"), and EAST KENTUCKY ENERGY CORPORATION (SUCCESSOR-IN-INTEREST TO AND/OR f/k/a AND/OR d/b/a CLIPPER COAL CORPORATION), a Kentucky corporation, with an address of 2000 Ashland Drive, Ashland, Kentucky 41101 (the "Seller").

                                    RECITALS

      A. This Agreement is being entered into to effect the transactions contemplated by the Asset Purchase Agreement, dated May 13, 2004 as amended and restated on June 2, 2004 (as the same may be hereafter amended or supplemented, the "Purchase Agreement"), between the Buyer and Horizon Natural Resources Company ("Parent") and certain of its subsidiaries (collectively, the "Sellers"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

      B. The Seller is one of the Sellers, and is a party to the real property agreements set forth on Schedule A hereto, which pertain to real property located in Webster County, West Virginia (the "Real Property Agreements").

      C. The Seller desires to assign to the Buyer, and the Buyer desires to assume, all of the Seller's right, title and interest in and to the Real Property Agreements, pursuant to the terms of the Purchase Agreement.

      D. The assignment of the Real Property Agreements covered hereby has been approved by Order Pursuant to 11 U.S.C. Sections 105(A), 362,363,365, 1123 and 1146(C) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014: (A) Approving Asset Purchase Agreements, (B) Authorizing Sale of Substantially All Assets Free and Clear of All Liens, Claims, Interests and Other Encumbrances, and (C) Authorizing Assumption and Assignment of Certain Agreements, entered on September 16, 2004, by the United States Bankruptcy Court for the Eastern District of Kentucky, Ashland Division, in the Chapter 11 proceeding styled In
Re: Horizon Natural Resources Company, et al. (including Seller) (the "Sale Order," a copy of which is attached hereto and made a part hereof as Exhibit 1), such proceedings being jointly administered under Case No. 02-14261. Pursuant to the Sale Order and Section 1146 of the U.S. Bankruptcy Code, the execution and delivery of this instrument shall not be taxed under any law imposing a transfer tax, stamp tax or similar tax.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Assignment. The Seller hereby grants, assigns, transfers, conveys, delivers and sets over unto the Buyer all of its right, title, interest, duties and obligations in, to and under the Real Property Agreements.

      2. Assumption. The Buyer hereby assumes all of the Seller's right, title, interest, duties and obligations in, to and under the Real Property Agreements and agrees to be bound by all of the terms and conditions of the Real Property Agreements and to pay, perform and discharge when due, all duties and obligations of the Seller under the Real Property Agreements, in each case, however, only to the extent such obligations are Assumed Liabilities.

      3. Conflict. This Agreement is subject to all the terms and conditions of the Purchase Agreement and Sale Order. No provision of this Agreement shall be deemed to enlarge, alter or amend the terms or provisions of the Purchase Agreement or the Sale Order. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement and the Sale Order, the terms and conditions of the Purchase Agreement and the Sale Order shall control.

      4. Governing Law. Except to the extent inconsistent with the United States Bankruptcy Code, this Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to or application of its conflict of laws rules. The parties to this Agreement agree that the Bankruptcy Court shall have exclusive jurisdiction, and the parties hereby submit to such jurisdiction, of any dispute arising under or related to this Agreement.

      5. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile signature pages) and all such counterparts taken together shall constitute one and the same Agreement.

      6. Severability. If any provision of this Agreement or its application is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, will not in any way be affected or impaired. If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

      7. Entire Agreement. All prior negotiations and agreements by and among the parties hereto with respect to the subject matter hereof are superseded by this Agreement, the Purchase Agreement, the Sale Order and the Related Agreements, and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth in this Agreement, the Purchase Agreement, the Sale Order and the Related Agreements.

      8. Headings. Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision in it.

      9. No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

      10. Successors and Assigns. The terms of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11. Further Assurances. Each party hereto agrees, upon the reasonable request of the other party hereto, to make, execute and deliver any and all documents or instruments of any kind or character, and to perform all such other actions, that may be reasonably necessary or proper (without the expenditure of funds) to effectuate, confirm, perform or carry out the terms or provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement as of the date first set forth above.

BUYER:                                      ICG EASTERN LAND, LLC

                                            By: /s/ David Wax
                                                ------------------------------

                                            Name: David Wax

                                            Title: Vice President

SELLER: EAST KENTUCKY ENERGY CORPORATION (SUCCESSOR-IN-INTEREST TO AND/OR f/k/a AND/OR d/b/a CLIPPER COAL CORPORATION)

                                            By: /s/ Marc Merritt
                                                --------------------------------

                                            Name: Marc Merritt

                                            Title: Treasurer

STATE OF New York
COUNTY OF New York

      The foregoing Assignment of Real Property Agreements was acknowledged before me this September 29, 2004, by David L. Wax as Vice President of ICG Eastern Land, LLC, a Delaware limited liability company, for and on behalf of company.

                                            /s/ Allison B. Petrone
                                            ------------------------------------
                                            Notary Public, State at Large
                                            My Commission Expires ______________

STATE OF New York
COUNTY OF New York

      The foregoing Assignment of Real Property Agreements was acknowledged before me this September 29, 2004, by Marc Merritt, as Treasurer of East Kentucky Energy Corporation (successor-in-interest to and/or f/k/a and/or d/b/a Clipper Coal Corporation), a Kentucky corporation, for and on behalf of company.

                                            /s/ Margie Tuan
                                            ------------------------------------
                                            Notary Public, State at Large
                                            My Commission Expires ______________

THIS INSTRUMENT PREPARED BY:

/s/ Warren J. Hoffmann                      CHICAGO TITLE INSURANCE CO.
-------------------------------             171 N. CLARK ST. MLC:  04SP
Warren J. Hoffmann, Esq.                    CHICAGO, IL 60601
Frost Brown Todd LLC                        ATTN: ILIA RODRIGUEZ
250 West Main Street
Suite 2700
Lexington, Kentucky 40507-1749
(859) 231-0000

                                   SCHEDULE A

      The real property agreements being assigned or otherwise transferred by this instrument are those leases or instruments described in this Schedule A and being recorded at the indicated book/volume and page numbers identified in the charts in this Schedule A.

                                   SCHEDULE A

  CONTRACT           CONTRACT                                                                 CONTRACT
      #                TYPE              LESSEE              LESSOR          CTY      ST        DATE         BOOK     PAGE     DOC
---------------   --------------  -------------------  ------------------  --------   ---    ----------    -------    ----    ------
                                                       Boggs, Estle D.
                                   East Kentucky       And/Or Margaret
   WV-B-4         Surface Lease    Energy Corp. (434)  (Base Lessors)      Webster    WV     07/03/1978      055       282    17950

                                   East Kentucky       Boggs, Evelyn Et    Webster    WV     09/22/1977       12        64
   WV-B-2           Coal Lease     Energy Corp. (434)  Al (Base Lessors)

                                                                                                                       430,
                                   East Kentucky       Boyd Selman, Et Al  Webster    WV     10/19/1978    12, 12,     445,
   WV-S-1           Fee Lease      Energy Corp. (434)                                                         18       387

                                                       Brooks Run Mining
                                   East Kentucky       Company, Llc        Webster    WV     03/14/2001       24       619
   WVL711            Sublease      Energy Corp. (434)  (Lessor/Sublesor)

                                                                                                                       414,
                                   East Kentucky       Cobb, Lavonne Et    Webster    WV     07/13/1976    12, 12,     416,
   WV-R-2           Coal Lease     Energy Corp. (434)  Al (Base Lessors)                                      42       422

                                   East Kentucky       Knight-Ink Heirs    Webster    WV     04/08/1965       21        31
 WV00003001         Coal Lease     Energy Corp. (434)

                                                                                                                       283,
                                   East Kentucky       M-B, Llc (Base      Webster    WV     10/14/1977    13, 50,     223,
   WV-M-1           Fee Lease      Energy Corp. (434)  Lessor)                                               380       727

                                                       Roberts, Charles A.
                                   East Kentucky       Et Al (Base         Webster    WV     04/25/1978       13       306
   WV-R-1           Coal Lease     Energy Corp. (434)  Lessors)

 RW02250001       Easement/Right   East Kentucky       Armentrout, Martha  Webster    WV     05/31/1991      221       510     1166
                      Of Wa        Energy Corp. (434)

 RW02256001
                  Easement/Right   East Kentucky
                      Of Wa        Energy Corp. (434)  Bright William T.   Webster    WV     09/05/1991      222       237     1616

 RW02249001
                  Easement/Right   East Kentucky       Crosby, Hardy       Webster    WV     04/11/1991      220       620      605
                      Of Wa        Energy Corp. (434)

 RW02254001
                  Easement/Right   East Kentucky       Hall, Melvin        Webster    WV     05/31/1991      221       521     1168
                      Of Wa        Energy Corp. (434)

 RW02251001
                  Easement/Right   East Kentucky       Hoke, Lucille       Webster    WV     05/31/1991      221       533     1171
                      Of Wa        Energy Corp. (434)

 RW02252001
                  Easement/Right   East Kentucky       Mathes, Denver      Webster    WV     05/31/1991      221       529     1170
                      Of Wa        Energy Corp. (434)

 RW02255001
                  Easement/Right   East Kentucky       Short, Victor       Webster    WV     05/31/1991      221       517     1167
                      Of Wa        Energy Corp. (434)

 RW02253001
                  Easement/Right   East Kentucky       Wayne, Mack         Webster    WV     05/31/1991      221       525     1169
                      Of Wa        Energy Corp. (434)

 RW02257001
                  Easement/Right   East Kentucky
                      Of Wa        Energy Corp. (434)  Woods, Jesse        Webster    WV     07/18/1991      221       475     1140